                                                                 EXHIBIT 10.1.19

                                      LEASE

                                     BETWEEN

                       BEACON POWER CORPORATION, AS TENANT

                                       AND

                   BCIA NEW ENGLAND HOLDINGS LLC, AS LANDLORD






                234 BALLARDVALE STREET, WILMINGTON, MASSACHUSETTS

                                TABLE OF CONTENTS


                                                                            PAGE

ARTICLE 1 BASIC DATA; DEFINITIONS............................................  1

   1.1   Basic Data..........................................................  1

   1.2   Enumeration of Exhibits.............................................  3

ARTICLE 2 PREMISES AND APPURTENANT RIGHTS....................................  4

   2.1   Lease of Premises...................................................  4

   2.2   Appurtenant Rights and Reservations.................................  4

ARTICLE 3 BASIC RENT.........................................................  5

   3.1   Payment.............................................................  5

ARTICLE 4 TERM COMMENCEMENT DATE/EXTENSION TERM..............................  5

   4.1   Term Commencement Date..............................................  5

   4.2   Extension Option:...................................................  5

ARTICLE 5 CONDITION/PREPARATION OF PREMISES..................................  6

   5.1   Condition of Premises...............................................  6

   5.2   Preparation of the Premises.........................................  6

   5.3   Landlord Contribution...............................................  9

ARTICLE 6 USE OF PREMISES...................................................  10

   6.1   Permitted Use......................................................  10

   6.2   Installations and Alterations by Tenant............................  11

   6.3   Extra Hazardous Use................................................  12

   6.4   Hazardous Materials................................................  13

ARTICLE 7 ASSIGNMENT AND SUBLETTING.........................................  14

   7.1   Prohibition........................................................  14

   7.2   Acceptance of Rent.................................................  15

   7.3   Excess Payments....................................................  15

   7.4   Landlord's Recapture Right.........................................  16

   7.5   Further Requirements...............................................  16

   7.6   Reasonableness.....................................................  17

ARTICLE 8 RESPONSIBILITY FOR REPAIRS AND CONDITION OF PREMISES;
  SERVICES TO BE FURNISHED BY LANDLORD......................................  17



   8.1   Landlord Repairs...................................................  17

   8.2   Tenant Repairs.....................................................  18

   8.3   Floor Load -Heavy Machinery........................................  18

   8.4   Utilities..........................................................  19

   8.5   Access.............................................................  19

   8.6   Interruption.......................................................  19

ARTICLE 9 REAL ESTATE TAXES.................................................  20

   9.1   Payments on Account of Real Estate Taxes...........................  20

   9.2   Abatement..........................................................  21

ARTICLE 10  OPERATING AND UTILITY EXPENSES..................................  21

   10.1     Definitions.....................................................  21

   10.2     Tenant's Payment of Operating Expenses..........................  22

   10.3     Triple Net Lease................................................  22

   10.4     Tenant's Audit Right............................................  23

ARTICLE 11  INDEMNITY AND PUBLIC LIABILITY INSURANCE........................  23

   11.1     Tenant's Indemnity..............................................  23

   11.2     Tenant Public Liability Insurance...............................  24

   11.3     Tenant Casualty Insurance.......................................  24

   11.4     General Insurance Requirements..................................  24

   11.5     Tenant's Risk...................................................  25

   11.6     Waiver of Subrogation...........................................  25

ARTICLE 12  FIRE, EMINENT DOMAIN, ETC.......................................  25

   12.1     Landlord's Right of Termination.................................  25

   12.2     Restoration; Tenant's Right of Termination......................  26

   12.3     Landlord's Insurance............................................  26

   12.4     Abatement of Rent...............................................  26

   12.5     Condemnation Award..............................................  27

ARTICLE 13  HOLDING OVER; SURRENDER.........................................  27

   13.1     Holding Over....................................................  27

   13.2     Surrender of Premises...........................................  27

ARTICLE 14  RIGHTS OF MORTGAGEES; TRANSFER OF TITLE.........................  28

   14.1     Rights of Mortgagees............................................  28

   14.2     Assignment of Rents and Transfer of Title.......................  28



   14.3     Notice to Mortgagee.............................................  29

ARTICLE 15  DEFAULT; REMEDIES...............................................  29

   15.1     Tenant's Default................................................  29

   15.2     Landlord's Remedies.............................................  33

   15.3     Additional Rent.................................................  34

   15.4     Remedying Defaults..............................................  34

   15.5     Remedies Cumulative.............................................  34

   15.6     Attorneys'Fees..................................................  34

   15.7     Waiver..........................................................  34

   15.8     Security Deposit................................................  35

   15.9     Landlord's Default..............................................  37

   15.10    Independent Covenant............................................  37

ARTICLE 16  MISCELLANEOUS PROVISIONS........................................  37

   16.1     Rights of Access................................................  37

   16.2     Covenant of Quiet Enjoyment.....................................  37

   16.3     Landlord's Liability............................................  38

   16.4     Estoppel Certificate............................................  38

   16.5     Brokerage.......................................................  38

   16.6     Rules and Regulations...........................................  39

   16.7     Invalidity of Particular Provisions.............................  39

   16.8     Provisions Binding, Etc.........................................  39

   16.9     Recording.......................................................  39

   16.10    Notice..........................................................  40

   16.11    When Lease Becomes Binding; Entire Agreement; Modification......  40

   16.12    Headings and Interpretation of Sections.........................  40

   16.13    Dispute Resolution..............................................  41

   16.14    Financial Statements............................................  41

   16.15    Waiver of Jury Trial............................................  41

   16.16    Time Is of the Essence..........................................  41

   16.17    Multiple Counterparts...........................................  41

   16.18    Governing Law...................................................  41

   16.19    Right of First Offer............................................  41


EXHIBITS

      Exhibit A  Plan of Premises
      Exhibit B  Legal Description of Land
      Exhibit C  Term Commencement Date Letter
      Exhibit D  Operating Expenses
      Exhibit E  Rules and Regulations of Building
      Exhibit F  Form of Notice of Lease
      Exhibit G  Form of Letter of Credit
      Exhibit H  Appraisers'Determination of Fair Market Rent
      Exhibit I  Form of Subordination, Non-Disturbance and Attornment Agreement

                                    L E A S E

         THIS LEASE is dated as of July 14, 2000 between the Landlord and the Tenant named below, and is of space in the Building described below.

                                   ARTICLE 1

                             BASIC DATA; DEFINITIONS

         1.1 BASIC DATA. Each reference in this Lease to any of the following terms shall be construed to incorporate the data for that term set forth in this Section:

         LANDLORD: BCIA New England Holdings LLC, a Delaware limited liability company

         LANDLORD'S ADDRESS: c/o Boston Capital Institutional Advisors LLC, One Boston Place, Boston, Massachusetts 02108

         LANDLORD'S MANAGING AGENT: BCIA Property Management LLC, or such other person or entity from time to time designated by Landlord.

         TENANT: Beacon Power Corporation, a Delaware corporation.

         TENANT'S ADDRESS: 6 Gill Street, Woburn Industrial Park, Woburn, Massachusetts 01801-1721.

         BUILDING: The building commonly known and numbered as 234 Ballardvale Street, Wilmington, Massachusetts.

         BUILDING RENTABLE AREA: Agreed to be 100,225 square feet.

         LAND: The parcel of land, described in EXHIBIT B hereto, upon which the Building is situated.

         PROPERTY: The Land together with the Building and other improvements thereon.

         PREMISES: The portion of the Building shown cross-hatched on the plan attached hereto as EXHIBIT A.

         PREMISES RENTABLE AREA: Agreed to be 51,650 square feet.

         PARK: The business park or parks and/or industrial park or parks or properties of which the Property is a part, or with which the Property shares roads, drainage, utilities or other facilities.

         BASIC RENT: The Basic Rent is as follows:


---------------------------------------------------  -----------------  -------------
                                                                           MONTHLY
                     RENTAL PERIOD                   ANNUAL BASIC RENT     PAYMENT
---------------------------------------------------  -----------------  -------------
From the Term Commencement Date to the end of Lease  $451,937.50        $37,661.46
Year 2
---------------------------------------------------  -----------------  -------------
---------------------------------------------------  -----------------  -------------
Lease Year 3 - Lease Year 5                          $490,675.00        $40,889.58
---------------------------------------------------  -----------------  -------------
---------------------------------------------------  -----------------  -------------
Lease Year 6 - Lease Year 7                          $529,412.50        $44,117.71
---------------------------------------------------  -----------------  -------------


         If Tenant exercises the Extension Option as provided herein, then the Basic Rent for the Extension Term shall be the greater of (i) the Annual Basic Rent in effect immediately prior to the expiration of the then current term and
(ii) the Fair Market Rent. As used herein, the term "FAIR MARKET RENT" means the Basic Rent as determined: (i) by agreement between Landlord and Tenant, negotiating in good faith, no later than thirty (30) days after Tenant's timely exercise of the Extension Option (and Landlord shall not be required to so negotiate prior to such date), or (ii) if Landlord and Tenant shall not have agreed upon the Fair Market Rent by said date as aforesaid (an "IMPASSE"), then Fair Market Rent for the Extension Term shall be fixed by means of an Appraisers' Determination as more particularly described in EXHIBIT H hereto; provided, however, that if an Impasse occurs, Tenant may elect within three (3) days after the Impasse occurs, to revoke its exercise of the Extension Option by giving notice in writing to Landlord within said three-day period whereupon the Term of this Lease shall remain unchanged and the Extension Option shall be null and void and of no further force or effect. If notice of such revocation is not given within said three-day period, such revocation right shall be null and void and of no further force or effect.

         ADDITIONAL RENT: All charges and sums which Tenant is obligated to pay to Landlord pursuant to the provisions of this Lease, other than and in addition to Basic Rent.

         TENANT'S PROPORTIONATE SHARE: Fifty-one and 53/100 percent (51.53%) (which is based on the ratio of the agreed upon (a) Premises Rentable Area to (b) Building Rentable Area ).

         SECURITY DEPOSIT: $445,675.00, in the form of a Letter of Credit satisfying the requirements, and to be held and disposed of as provided in
SECTION 15.8 herein.

         TERM COMMENCEMENT DATE: See SECTION 4.1.

         RENT COMMENCEMENT DATE: The Term Commencement Date.

         OCCUPANCY DATE: The date on which Tenant occupies all or a portion of the Premises for purposes of conducting its business.

         TERM: Seven (7) years, commencing on the Term Commencement Date and expiring at the close of the day immediately preceding the 7th anniversary of the Term Commencement Date, except that if the Term Commencement Date is other than the first day of a calendar month, the expiration of the Term shall be at the close of the last day of the calendar month in which such anniversary falls. The Term shall include any extension thereof that is expressly provided for by this Lease and that is effected strictly in accordance with this Lease; if no extension of the Term is expressly provided for by this Lease, no right to extend the Term shall be implied by this provision.

         LEASE YEAR: Any 365-day period of time during the Term commencing on the Term Commencement Date, or any anniversary thereof, provided that if the Term Commencement Date falls on a date other than the first day of the month, the first Lease Year shall conclude on the anniversary of the last day of such month.

         EXTENSION OPTION: Tenant's right to extend the Term hereof in accordance with SECTION 4.2.

         EXTENSION TERM: The extended portion of the Term resulting from Tenant's exercise of its Extension Option in accordance with SECTION 4.2.

         INITIAL GENERAL LIABILITY INSURANCE: $5,000,000.00 per occurrence/$10,000,000.00 aggregate (combined single limit) for property damage, bodily injury or death.

         PERMITTED USES: Office, light manufacturing and assembly.

         LANDLORD'S CONTRIBUTION: An amount not to exceed $516,500.00, in accordance with SECTION 5.3 herein.

         BROKER: Insignia/ESG, Inc.

         AGENT: Officers, directors, members, managers, partners, employees, agents and representatives.

         FORCE MAJEURE: Collectively and individually, strikes, lockouts or other labor troubles, fire or other casualty, accidents, acts of God, governmental preemption of priorities or other controls in connection with a national or other public emergency, shortages of fuel, supplies or labor resulting from any of the foregoing, or any other cause, whether similar or dissimilar, beyond the reasonable control of the party required to perform an obligation, excluding financial constraints of such party.

         BUSINESS DAYS: All days except Saturdays, Sundays, and other days when federal or state banks in the state in which the Property is located are not open for business.

         1.2 ENUMERATION OF EXHIBITS. The following Exhibits are attached hereto, are made a part of this Lease, are incorporated herein by reference, and are to be treated as a part of this Lease for all purposes. Undertakings contained in such Exhibits are agreements on the part of Landlord and/or Tenant, as the case may be, to perform the obligations stated therein.

                  Exhibit A -  Plan of Premises
                  Exhibit B -  Legal Description of Land
                  Exhibit C -  Term Commencement Date Letter
                  Exhibit D -  Operating Expenses
                  Exhibit E -  Rules and Regulations of Building

                  Exhibit F -  Form of Notice of Lease
                  Exhibit G -  Form of Letter of Credit
                  Exhibit H -  Appraiser's Determination of Fair Market Rent
                  Exhibit I    Form of Subordination, Non-Disturbance and
                                 Attornment Agreement

                                   ARTICLE 2
                         PREMISES AND APPURTENANT RIGHTS

         2.1 LEASE OF PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term and upon the terms and conditions hereinafter set forth.

         2.2      APPURTENANT RIGHTS AND RESERVATIONS.

         (a) Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use, and permit its invitees to use in common with Landlord and others (i) any common walkways necessary for access to the Building; and (ii) the access roads, driveways, parking areas (as the same may be designated or modified by Landlord from time to time), loading areas, pedestrian sidewalks, landscaped areas, trash enclosures and other areas or facilities, if any, which are located in or on the Property and designated by Landlord from time to time for the non-exclusive use of tenants and other occupants of the Building; but such rights shall always be subject to such rules and regulations from time to time established by Landlord pursuant to SECTION
16.6 (the "RULES AND REGULATIONS") which Rules and Regulations shall be enforced in a manner which is consistent among all tenants of the Building; and such rights shall also be subject to the right of Landlord to designate and change from time to time areas and facilities so to be used and to Landlord's right to grant, modify and terminate easements and other encumbrances so long as the same do not materially and adversely interfere with the use of the Premises by Tenant and do not materially and adversely impact vehicular access and/or parking areas on the Property. If the Building is located within a Park, then the Tenant's rights shall also be subject to any rules and regulations imposed, from time to time, by the entity governing the Park.

         (b) Landlord shall cause Tenant's name to be listed on the monument directory located in front of the Building.

         (c) Tenant shall be entitled to use the Building's parking area(s), subject to the provisions hereof and the Rules and Regulations. Tenant acknowledges that its use of the parking spaces shall be on an unreserved, non-exclusive basis and that such spaces shall be used solely for Tenant's employees and visitors. Landlord shall not be liable to Tenant, and this Lease shall not be affected, if any parking rights of Tenant hereunder are impaired by any law, ordinance or other governmental regulation imposed after the date of this Lease.

                                   ARTICLE 3
                                   BASIC RENT

3.1      PAYMENT.

         (a) Tenant agrees to pay the Basic Rent and Additional Rent to Landlord, or as directed by Landlord, commencing on the Rent Commencement Date, without offset, abatement (except as provided in SECTION 12.4), deduction or demand. Basic Rent shall be payable in lawful money of the United States in equal monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease, to Landlord at Fleet Lock Box, Boston Capital, Box 31130, 99 Founder's Plaza, Hartford, CT 06150 or at such other place as Landlord shall from time to time designate by notice. In the event that any installment of Basic Rent or Additional Rent is not paid within three (3) days of when due, Tenant shall pay, in addition to any charges under
SECTION 15.4, at Landlord's request an administrative fee equal to 5% of the overdue payment. Landlord and Tenant agree that all amounts due from Tenant under or in respect of this Lease, whether labeled Basic Rent, Additional Rent or otherwise, shall be considered as rental reserved under this Lease for all purposes, including without limitation regulations promulgated pursuant to the Bankruptcy Code, and including further without limitation Section 502(b) thereof.

         (b) Basic Rent for any partial month shall be pro-rated on a daily basis, and if the first day on which Tenant must pay Basic Rent shall be other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be equal to a proportionate part of the monthly installment of Basic Rent for the partial month from the first day on which Tenant must pay Basic Rent to the last day of the month in which such day occurs, plus the installment of Basic Rent for the succeeding calendar month.

                                   ARTICLE 4
                      TERM COMMENCEMENT DATE/EXTENSION TERM

         4.1 TERM COMMENCEMENT DATE. The "TERM COMMENCEMENT DATE" shall be the earlier of (a) October 1, 2000, (b) the Occupancy Date, as defined in
SECTION 1.1, or (c) the day following the Substantial Completion Date, as defined in ARTICLE 5. Promptly upon the occurrence of the Term Commencement Date, Landlord and Tenant shall execute a letter substantially in the form attached hereto as EXHIBIT C identifying the Term Commencement Date, but the failure by either party to execute such a letter shall have no effect on the Term Commencement Date, as hereinabove determined.

         4.2 EXTENSION OPTION: Provided that a Default of Tenant does not then exist hereunder, Tenant shall have the option (the "EXTENSION OPTION") to extend the Term of this Lease for an additional period of five (5) years, commencing on the seventh (7th) anniversary of the Term Commencement Date and expiring on the day immediately preceding the twelfth (12th) anniversary of the Term Commencement Date (the "EXTENSION TERM"), with such Extension Option to be exercised by Tenant delivering to Landlord written notice thereof (the "TENANT EXTENSION NOTICE") not less than nine (9) months and not more than twelve (12) months prior to the scheduled expiration of the Term. The Extension Term shall be upon all the same terms, covenants and conditions as the Initial Term, except
(i) as to Basic Rent, which shall be determined as set forth in SECTION 1.1,
(ii) that Tenant shall have no further extension rights unless otherwise agreed to in writing by Landlord, (iii) no additional payment shall be required by Tenant with respect to the Security Deposit or by Landlord with respect to Landlord's Contribution, and (iv) Tenant shall not be entitled to any period of "free rent" with respect to such Extension Term. Such exercise of the Extension Option shall be subject to Tenant's right to revoke such election upon an Impasse in accordance with
SECTION 1.1 within the three-day revocation period set forth therein.

         Notwithstanding any provision herein to the contrary, Tenant's Extension Option shall be null and void upon the occurrence of any of the following events: (i) Tenant's failure to exercise the Extension Option by the aforementioned date in accordance with the provisions set forth herein, or (ii) Tenant assigning its interest in this Lease, or (iii) subleases are, at the time Tenant delivers to Landlord a Tenant Extension Notice, in effect with respect to more than 25% of the Premises Rentable Area.

                                   ARTICLE 5
                        CONDITION/PREPARATION OF PREMISES

         5.1 CONDITION OF PREMISES. Except for the Initial Work, the Premises are being leased by Tenant in their present condition, "As Is," without representation or warranty by Landlord. Tenant acknowledges that it has inspected the Premises and Common Facilities of the Building and, except for the Initial Work, has found the same satisfactory.

         5.2      PREPARATION OF THE PREMISES.

         (a) Tenant shall, at its sole cost and expense, arrange for Walsh/Cochis Associates, Inc. (the "TENANT'S ARCHITECT") to prepare, at Tenant's sole cost and expense, plans and specifications for the interior finish and layout of the initial improvements (the "INITIAL WORK") which Tenant desires to have performed in the Premises (the "PLANS"). Notwithstanding any provision herein to the contrary, the interior and exterior test pits to be reflected on the Plans (the "TESTS PITS") shall not comprise part of the Initial Work, but shall be Alterations installed by Tenant, at its sole cost and expense, pursuant to SECTION 6.2. The Plans shall be submitted to Landlord for its approval, and Landlord shall approve or disapprove of the Plans, in its reasonable discretion, within ten (10) Business Days of receiving them. No work shall be conducted by Tenant until the Plans have been fully approved in writing by Landlord. Any disapproval by Landlord of such Plans or a portion thereof shall be accompanied by a reasonably specific statement of reasons therefor. At Tenant's sole cost and expense, Tenant shall cause the Plans to be revised in a manner sufficient to remedy the Landlord's objections and/or respond to the Landlord's concerns and for such revised Plans to be redelivered to Landlord, and Landlord shall use reasonable efforts to approve or disapprove Tenant's revised Plans within ten
(10) Business Days following the date of submission. The Plans shall be stamped the Tenant's Architect and a Massachusetts registered engineer, such engineer and any subcontractors performing any of the Initial Work, being subject to Landlord's prior reasonable approval, and shall comply with all applicable laws, ordinances and regulations (including, without limitation, the applicable requirements of the Americans with Disabilities Act of 1990, and the regulations promulgated thereunder) and the requirements of the Rules and Regulations and shall be in a form satisfactory to appropriate governmental authorities responsible for issuing permits, approvals and licenses required for such Initial Work.

         (b) Promptly after Landlord's approval of the Plans (and execution of a work letter describing the Initial Work to be performed by Landlord pursuant to the Plans, if requested by Landlord) Landlord shall solicit general contractor bids (on a guaranteed maximum amount basis) for the Initial Work.

         (c) Tenant shall have the right to review all general contractor bids, and, upon Landlord's review of all general contractor bids, Landlord will identify the general contractor bid it deems most favorable and submit such bid to Tenant for its approval. Tenant shall have two (2) Business Days to approve or disapprove such bid in writing. Upon any written disapproval of such bid within such period or upon the expiration of such two day period without written approval, Landlord shall have the option to require that Tenant negotiate with and enter into a contract directly with a general contractor of Tenant's choosing, subject to Landlord's written approval of such general contractor, which consent shall not be unreasonably withheld, whereupon, notwithstanding any provision of this Lease to the contrary, Landlord shall have no further obligation with respect to the Initial Work except for paying Landlord's Contribution in accordance with Landlord's standard requisition procedure.

         (d) On the date on which the parties agree upon a general contractor to perform the Initial Work, as provided herein, Tenant shall pay to Landlord the cost of completing the Initial Work (less Landlord's Contribution), as estimated in the general contractor's bid. In the event that the actual cost to Landlord of completing the Initial Work, after taking into account Landlord's Contribution, is greater or less than the estimate of the general contractor set forth in the approved bid, then Tenant shall pay to Landlord, or Landlord shall credit to Tenant (but only up to any amount so paid by Tenant), such difference (as the case may be) within fifteen (15) days after Landlord advises Tenant of such actual cost. Landlord shall not agree with the general contractor to increase the cost of the Initial Work over the bid amount of the general contractor without Tenant's prior approval. Payment of general contractor invoices shall be made only upon receipt by Landlord of a certificate signed by the Tenant's Architect certifying that the portions of the Initial Work represented by the aforementioned invoices has been completed substantially in accordance with the Plans.

         (e) The Premises shall be deemed ready for occupancy on the first day after the Initial Work has been completed except for items of work (and, if applicable, adjustment of equipment and fixtures) which can be completed after occupancy has been taken without causing undue interference with Tenant's use of the Premises (i.e. so-called "punch list" items) and Tenant has been given notice thereof. Such date is hereinafter called the "SUBSTANTIAL COMPLETION DATE" and such condition of the Premises is hereinafter referred to as "SUBSTANTIAL COMPLETION." Landlord shall complete all "punch list" items within a reasonable time, and Tenant shall afford Landlord access to the Premises for such purposes.

         (f) Tenant shall give Landlord notice, not later than two (2) calendar months after the Term Commencement Date, of any respects in which Landlord has not performed the Initial Work fully, properly and in accordance with the terms of this Lease. Except as identified in any such notice from Tenant to Landlord, Tenant shall have no right to make any claim that Landlord has failed to perform any of the Initial Work fully, properly and in accordance with the terms of this Lease, or to require Landlord to perform any further Initial Work.

         (g) If a delay shall occur in the Substantial Completion of the Initial Work as the result of:

                  (i) any unreasonable delay by Tenant (agreed to be any period of more than five (5) days after Landlord's notice to Tenant of its disapproval of such Plans as provided in SECTION 5.2(A) herein) in resubmitting revised Plans to Landlord for its approval;

                  (ii) any request by Tenant that Landlord delay the commencement, continuance or completion of the Initial Work;

                  (iii) any material change by Tenant in any of the Plans after initial approval thereof by Tenant;

                  (iv) any other act or omission of Tenant or its Agents or independent contractors;

                  (v) any special requirement of the Plans not in accordance with Landlord's building standard, as identified by Landlord to Tenant at the time of Plan approval; or

                  (vi) any reasonably necessary displacement of any of the Initial Work from its place in Landlord's construction schedule resulting from any of the causes for delay referred to in this PARAGRAPH (G) and the fitting of such Initial Work back into such schedule;

then Tenant shall, from time to time and within ten (10) days after demand therefor, pay to Landlord for each day of such delay the amount of Basic Rent and Additional Rent that would have been payable hereunder had Tenant's obligation to pay Basic Rent and Additional Rent commenced immediately prior to such delay.

         (h) If a delay in the Substantial Completion of the Initial Work, or if any substantial portion of such delay, is the result of Force Majeure, and such Force Majeure delay would not have occurred but for a delay described in PARAGRAPH (G), such Force Majeure delay shall be added to the delay described in PARAGRAPH (G).

         (i) The delays referred to in PARAGRAPHS (G) and (H) are herein referred to collectively and individually as "TENANT'S DELAY."

         (j) If, as a result of Tenant's Delay, the Substantial Completion of the Initial Work is delayed in the aggregate for more than sixty (60) days, Landlord may (but shall not be required to) at any time thereafter terminate this Lease by giving written notice of such termination to Tenant and thereupon this Lease shall terminate without further liability or obligation on the part of either party, except that Tenant shall pay to Landlord the cost theretofore incurred by Landlord in performing the Initial Work, plus an amount equal to Landlord's out-of-pocket expenses incurred in connection with this Lease, including, without limitation, brokerage and legal fees, together with any amount required to be paid pursuant to PARAGRAPH (A) through the effective termination date.

         (k) To compensate Landlord for its oversight of the construction of the Initial Work, Tenant shall pay to Landlord, on or before the Term Commencement Date, a sum equal to three percent (3%) of the hard and soft costs of the Initial Work. Such payment shall be a condition precedent to Tenant occupying the Premises, and the failure to timely make such payment shall be a Default by Tenant hereunder.

         (l) Landlord and Tenant agree to make good faith efforts to meet the following timetable with respect to the Initial Work:

         July 17, 2000:   Tenant shall deliver the Plans to Landlord.

         July 31, 2000:   Landlord shall have received all general contractor
                           bids.

         August 3, 2000:  Landlord and Tenant shall agree upon a general contractor.

         August 11, 2000: General contractor shall have applied for all permits required to commence construction of the Initial
                           Work.

         October 1, 2000: Landlord shall deliver the Premises to Tenant.

provided however, no failure by either party to meet the dates above set forth shall affect the Term Commencement Date or the Rent Commencement Date. This timetable does not account for the construction of the Test Pits, and any additional time required with respect to same shall not affect the Term Commencement Date or the Rent Commencement Date.

         5.3 LANDLORD CONTRIBUTION. Landlord shall be obligated to pay for the costs incurred with respect to the design and performance of the Initial Work (the "COST OF INITIAL WORK") up to the amount of Landlord's Contribution, subject to the provisions hereof. To the extent that the Cost of Initial Work exceeds the Landlord's Contribution, Tenant shall be entirely responsible for such excess. Landlord's Contribution shall be payable by Landlord directly to the general contractor in installments as the Initial Work progresses. Landlord agrees not to revise the budget for the Initial Work without Tenant's prior written consent. Prior to payment of any such installment Landlord must be reasonably satisfied with the Initial Work performed to date and that any required partial and/or final lien waivers have been provided. If at any time the Tenant's Architect advises Landlord that the remaining portion of Landlord's Contribution together with the deposit delivered by Tenant to Landlord pursuant to SECTION 5.2(D) is insufficient to pay in full for the completion of the Initial Work, then Tenant shall immediately deposit with Landlord all further sums necessary, in the opinion of the Tenant's Architect, to complete the Initial Work.

         Any portion of Landlord's Contribution which has not been applied on or before December 31, 2000 shall be deemed forfeited by Tenant and Landlord shall have no further obligation with respect thereto.

                                   ARTICLE 6
                                 USE OF PREMISES

         6.1      PERMITTED USE.

         (a) Tenant agrees that the Premises shall be used and occupied by Tenant only for Permitted Uses and for no other use without Landlord's prior express written consent.

         (b) Tenant agrees to conform to the following provisions during the Term of this Lease:

                  (i) Tenant shall cause all freight to be delivered to or removed from the Building and the Premises or the Park in accordance with the Rules and Regulations established by Landlord therefor;

                  (ii) Subject to Landlord's prior consent and applicable zoning laws, Tenant may, at its sole cost and expense, erect a lighted sign on both sides of the Building, similar in style and fashion to the signs currently in place for Progress Software. Other than as provided in the immediately preceding sentence, Tenant will not place on the exterior of the Premises (including both interior and exterior surfaces of doors and interior surfaces of windows) or on any part of the Building outside the Premises, any sign, symbol, advertisement or the like visible to public view outside of the Premises. Landlord will not withhold consent for any signs and lettering provided that such signs or lettering comply with law and conform to any sign standards of Landlord and/or the Park, and provided that Tenant has submitted to Landlord a plan or sketch in reasonable detail (showing, without limitation, size, color, location, materials and method of affixation) of the sign to be placed on such entry doors;

                  (iii) Tenant shall not perform any act or carry on any practice which may injure the Premises, or any other part of the Building or the Property, or cause any offensive odors or loud noise or constitute a nuisance or a menace to any other tenant or tenants or other persons in the Building; and

                  (iv) Tenant shall, in its use of the Premises, comply with the requirements of all applicable governmental laws, rules and regulations, as amended from time to time, including, without limitation, the Americans With Disabilities Act of 1990 and any applicable state and local regulations regarding architectural access or comparable regulations.

         6.2      INSTALLATIONS AND ALTERATIONS BY TENANT.

         (a) Tenant shall make no alterations, additions, or improvements (collectively, "ALTERATIONS") in or to the Premises (including any Alterations, other than the Initial Work, necessary for Tenant's initial occupancy of the Premises) without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed with respect to non-structural Alterations that do not materially affect or involve the Building's life safety, heating, ventilating, and air-conditioning ("HVAC"), electrical, plumbing or mechanical systems or any other Building systems. Any Alterations shall be in accordance with the Rules and Regulations in effect with respect thereto and with plans and specifications meeting the requirements set forth in the Rules and Regulations and approved in advance by Landlord. All Alterations shall (i) be performed in a good and workmanlike manner and in compliance with all applicable laws, ordinances and regulations; (ii) be made at Tenant's sole cost and expense; (iii) except for the Test Pits and Tenant's Removable Property, as defined in SECTION 6.2(C) below, become part of the Premises and the property of Landlord, (unless at the time of Landlord's approval of such Alterations, Landlord elects in writing to require Tenant to remove the same upon Tenant's surrender of the Premises); and
(iv) be coordinated with any work being performed by Landlord in such a manner as not to damage the Building or interfere with the construction or operation of the Building. At Landlord's request, Tenant shall, before its work is started, secure assurances satisfactory to Landlord in its reasonable discretion protecting Landlord against claims arising out of the furnishing of labor and materials for the Alterations. Notwithstanding the foregoing, Tenant shall have the right to make Alterations without Landlord's approval so long as the same
(1) do not affect the Structure as defined in SECTION 8.1 herein or the roof, window frames, outside walls, or the HVAC or other building systems of the Building and (2) do not have an aggregate cost of more than $10,000 in any one year. In addition, Tenant may apply for such permits as are necessary, and when and if the same are issued, shall have the right to install, at Tenant's sole cost and expense, an above-ground storage tank of up to 1,000 gallons for the storage of liquid nitrogen at the Property at a location to be approved in writing by Landlord. Such tank shall be deemed an Alteration hereunder for which Tenant shall be required to comply with all other provisions of this ARTICLE 6. Tenant shall be required to remove the tank at the expiration or earlier termination of the Term hereof.

         (b) If any Alterations shall involve the removal of fixtures, equipment or other property in the Premises which are not Tenant's Removable Property, such fixtures, equipment or property shall be promptly replaced by Tenant at its expense with new fixtures, equipment or property of like utility and of at least equal quality.

         (c) All articles of personal property and all business fixtures, machinery and equipment and furniture owned or installed by Tenant solely at its expense in the Premises ("TENANT'S REMOVABLE PROPERTY") shall remain the property of Tenant and may be removed by Tenant at any time prior to the expiration or earlier termination of the Term, provided that Tenant, at its expense, shall repair any damage to the Building caused by such removal.

         (d) Notice is hereby given, and Landlord and Tenant hereby agree, that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises, the Building or the Property. To the maximum extent permitted by law, before such time as any contractor commences to perform work on behalf of Tenant, Tenant shall obtain from such contractor (and any subcontractors), and shall furnish to Landlord, a written statement acknowledging the provisions set forth in the immediately preceding sentence. Tenant agrees to pay promptly when due the entire cost of any work done on behalf of Tenant, Tenant's Agents or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to all or any part of the Land and to immediately to discharge any such liens which may so attach. If, notwithstanding the foregoing, any lien is filed against all or any part of the Land for work claimed to have been done for, or materials claimed to have been furnished to, Tenant or Tenant's Agents or independent contractors, Tenant, at its sole cost and expense, shall immediately cause such lien to be dissolved within thirty (30) days) after receipt of notice that such lien has been filed, by the payment thereof or by the filing of a bond sufficient to accomplish the foregoing and shall deliver to Landlord evidence thereof within three (3) days of such dissolution. If Tenant shall fail to discharge any such lien, Landlord may, at its option, discharge such lien and treat the cost thereof (including attorneys' fees incurred in connection therewith) as Additional Rent payable upon demand, it being expressly agreed that such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging such lien. Tenant shall indemnify and hold Landlord harmless from and against any and all expenses, liens, claims, liabilities and damages based on or arising, directly or indirectly, by reason of the making of any Alterations by or on behalf of Tenant to the Premises under this Section, which obligation shall survive the expiration or earlier termination of this Lease.

         (e) In the course of any work being performed by Tenant (including, without limitation, the "field installation" of the Test Pits or any of Tenant's Removable Property), Tenant agrees to use labor compatible with that being employed by Landlord for work in the Building or on the Property or other buildings owned by Landlord or its affiliates (which term, for purposes hereof, shall include, without limitation, entities which control or are under common control with or are controlled by Landlord or, if Landlord is a partnership or limited liability company, by any partner or member of Landlord) and not to employ or permit the use of any labor or otherwise take any action which might foreseeably result in a labor dispute involving personnel providing services in the Building or on the Property pursuant to arrangements made by Landlord.

         6.3 EXTRA HAZARDOUS USE. Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of property or liability insurance carried by Landlord on the Premises or the Property above the standard rate applicable to Premises being occupied for the Permitted Uses. If the premium or rates payable with respect to any policy or policies of insurance purchased by Landlord or Landlord's Managing Agent with respect to the Property increases as a result of any act or activity on or use of the Premises during the Term or payment by the insurer of any claim arising from any act or neglect of Tenant, or Tenant's Agents, contractors or invitees, Tenant shall pay such increase, from time to time, within fifteen (15) days after demand therefor by Landlord, as Additional Rent.

         6.4      HAZARDOUS MATERIALS.

         (a) As used herein the term "HAZARDOUS MATERIALS" shall mean each and every element, compound, chemical, mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as hazardous or toxic under any Environmental Law, including, without limitation, an "oil," "hazardous waste," "hazardous substance," or "chemical substance or mixture," as the foregoing terms (in quotations) are defined in Environmental Laws. Tenant may use chemicals such as adhesives, lubricants, ink, solvents and cleaning fluids of the kind and in amounts and in the manner customarily found and used in business offices in order to conduct its business at the Premises and to maintain and operate the business machines located in the Premises. Tenant shall not, without Landlord's prior written consent, which Landlord may withhold or condition in Landlord's sole discretion, allow, use, store, handle, treat, transport, release or dispose of any other Hazardous Materials on or about the Premises or the Property except as aforesaid.

         (b) As used herein the term "ENVIRONMENTAL LAW" shall mean any federal, state and/or local statute, ordinance, bylaw, code, rule and/or regulation now or hereafter enacted, pertaining to any aspect of the environment or human health, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2061 et seq., the Federal Clean Water Act, 33 U.S.C. Section 1251, and the Federal Clean Air Act, 42 U.S.C. Section 7401 et seq., and all environmental laws of the state in which the Property is located, including without limitation, Chapter 21C, Chapter 21D, and Chapter 21E of the General Laws of Massachusetts and the regulations promulgated by the Massachusetts Department of Environmental Protection. Any handling, treatment, transportation, storage, disposal or use of Hazardous Materials by Tenant in or about the Premises or the Property and Tenant's use of the Premises shall comply with all applicable Environmental Laws.

         (c) Tenant shall indemnify, defend upon demand with counsel reasonably acceptable to Landlord, and hold Landlord harmless from and against, any liabilities, losses claims, damages, interest, penalties, fines, attorneys' fees, experts' fees, court costs, remediation costs, and other expenses which result from the use, storage, handling, treatment, transportation, release, threat of release or disposal of Hazardous Materials in or about the Premises or the Property by Tenant or Tenant's Agents or invitees either prior to, during or after the Term of this Lease. The provisions of this SECTION 6.4 shall survive the expiration or earlier termination of this Lease, regardless of the cause of such expiration or termination.

         (d) As used herein the term "ENVIRONMENTAL CONDITION" shall mean any disposal, release or threat of release of Hazardous Materials on, from or about the Premises, the Building or the Property or storage of Hazardous Materials on, from or about the Premises, the Building or the Property. Tenant shall give written notice to Landlord as soon as reasonably practicable of (i) any communication received by Tenant from any governmental authority concerning Hazardous Materials which relates to the Premises, the Building or the Property, and (ii) any Environmental Condition of which Tenant is aware.

                                   ARTICLE 7
                            ASSIGNMENT AND SUBLETTING

         7.1      PROHIBITION.

         (a) Except as expressly provided in this SECTION 7.1, Tenant covenants and agrees that neither this Lease nor the Term and estate hereby granted, nor any interest herein or therein, will be assigned (collaterally, conditionally or otherwise), mortgaged, pledged, encumbered or otherwise transferred, whether voluntarily, involuntarily, by operation of law or otherwise, and that neither the Premises, nor any part thereof, will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied, or permitted to be used or occupied, by anyone other than Tenant, or for any use or purpose other than the

Permitted Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses, use and occupancy agreements and the like) in whole or in part, or be offered or advertised for assignment or sublease by Tenant or any person acting on behalf of Tenant, without in each case, the prior written consent of Landlord. Without limiting the foregoing, any agreement: (x) which purports to relieve Tenant from the obligation to pay, or pursuant to which a third party agrees to pay on Tenant's behalf, all or any portion of the Rent under this Lease; and/or (y) pursuant to which a third party undertakes or is granted by or on behalf of Tenant the right to assign or attempt to assign this Lease or to sublet or attempt to sublet all or any portion of the Premises, shall for all purposes hereof be deemed to be an assignment of this Lease and subject to the provisions of this ARTICLE 7. The provisions of this PARAGRAPH
(A) shall apply to a transfer (by one or more transfers) of a controlling portion of or interest in the stock, or partnership or membership interests or other evidences of equity interests of Tenant as if such transfer were an assignment of this Lease for which the consent of Landlord is required as herein provided.

         (b) Notwithstanding anything in this ARTICLE 7 to the contrary, the issuance, sale or transfer of stock in Tenant in transactions effected on, or in connection with an initial public offering of stock to be traded on a nationally recognized public stock exchange (whether or not a change in control results) and the transfer of stock pursuant to tender offers to shareholders, whether or not solicited, shall not be deemed an assignment subject to the terms of this
ARTICLE 7. The term "CONTROLLING" as used herein shall mean the right to exercise, directly or indirectly, forty-five percent (45%) or more of the voting or equity rights attributable to the interest of the controlled entity. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant involuntarily or by operation of law without the prior written consent of Landlord. Any of the foregoing acts without such prior written consent of Landlord shall be void and shall, at the option of Landlord, constitute a default that entitles Landlord to terminate this Lease. Tenant acknowledges that, in lieu of consenting or withholding its consent to any such transfer herein described, Landlord may exercise the rights provided in SECTION 7.4 hereof.

         (c) No assignment or subletting hereunder shall relieve Tenant from its obligations hereunder, and Tenant shall remain fully and primarily liable therefor. Without limiting Landlord's unequivocal right to withhold consent, Landlord may withhold or revoke any consent by Landlord to a particular assignment, sublease or occupancy, if the assignment, sublease or occupancy agreement does not provide that the assignee, sublessee or other occupant agrees to be independently bound by and upon all of the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be kept and performed (other than terms which customarily are altered by virtue of the sublease or assignment, such as the amount of rent and other obligations of subtenant or assignee and any obligations retained by Tenant pursuant to a sublease, such as maintenance, and not assumed by subtenant) and otherwise comply with this ARTICLE 7.

         7.2 ACCEPTANCE OF RENT. If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, whether or not in violation of the terms and conditions of this Lease, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, sublessee or occupant, and apply the net amount collected to the Rent and other charges herein reserved, but no such assignment, sublease, occupancy, collection or modification of any provisions of this Lease shall be deemed a waiver of this covenant, or the acceptance of the assignee, sublessee or occupant as a tenant or a release of Tenant from the payment and further performance of obligations on the part of Tenant to be performed hereunder. Any consent by Landlord to a particular assignment, sublease or occupancy or other act for which Landlord's consent is required under PARAGRAPH (A) of SECTION 7.1 shall not in any way diminish the prohibition stated in PARAGRAPH (A) of SECTION
7.1 as to any further such assignment, sublease or occupancy or other act or the continuing liability of the original named Tenant.

         7.3 EXCESS PAYMENTS. If Tenant assigns this Lease or sublets or otherwise permits occupancy of the Premises or any portion thereof, Tenant shall pay to Landlord as Additional Rent, seventy-five percent (75%) of the amount, if any, by which (a) any and all compensation received by Tenant as a result of such assignment or sublease, or other occupancy, net of reasonable expenses actually incurred by Tenant in connection with such assignment or sublease or other occupancy (with fit-up costs and brokerage fees being amortized without interest over the remaining Term (or, with respect to fit-up costs, the useful life thereof, if greater than the remaining Term) and with such amortization and such excess payments being recalculated upon any extension or renewal of the Term hereof) exceeds (b) in the case of an assignment, the Rent under this Lease, and in the case of a sublease or other occupancy, the portion of the Rent allocable to the portion of the Premises subject to such subletting or other occupancy. Such payments shall be made on the date the corresponding payments under this Lease are due. Notwithstanding the foregoing, the provisions of this Section shall impose no obligation on Landlord to consent to an assignment of this Lease or a subletting or other occupancy.

         7.4 LANDLORD'S RECAPTURE RIGHT. Notwithstanding anything herein to the contrary, in addition to withholding or granting consent to any matter prohibited by SECTION 7.1(A), Landlord shall have the right, to be exercised in writing within thirty (30) days after written notice from Tenant seeking Landlord's consent to assign this Lease or to sublease all or any portion of the Premises, to terminate this Lease (in the event of a proposed assignment) or recapture that portion of the Premises to be subleased (in the event of a proposed sublease). In the case of a proposed assignment, this Lease shall terminate as of the date (the "RECAPTURE DATE") which is the later of (a) sixty
(60) days after the date of Landlord's election, and (b) the proposed effective date of such assignment, as if such date were the last day of the Term of this Lease. If Landlord exercises the rights under this Section in connection with a proposed sublease, this Lease shall be deemed amended to eliminate the proposed sublease premises from the Premises as of the Recapture Date, and thereafter all Rent shall be appropriately prorated to reflect the reduction of the Premises as of the Recapture Date.

         7.5 FURTHER REQUIREMENTS. Tenant shall reimburse Landlord on demand, as Additional Rent, for any out-of-pocket costs (including reasonable attorneys' fees and expenses) incurred by Landlord in connection with each actual or proposed assignment, sublease, occupancy agreement, or other act described in PARAGRAPH (A) of SECTION 7.1, whether or not consummated, including the costs of making investigations as to the acceptability of the proposed assignee, sublessee or occupant. Notwithstanding Tenant entering into any assignment, sublease or occupancy agreement pursuant hereto, Tenant shall remain primarily liable for all of its obligations hereunder, and in the case of assignment (which shall not include transactions in which Landlord exercises its recapture right as herein provided) such liability shall be joint and several with such assignee. Any assignment, sublease or occupancy agreement to which Landlord gives its consent shall not be valid or binding on Landlord and no assignee, sublessee or occupant shall take possession of all or any portion of the Premises unless and until Tenant and the assignee, sublessee, or occupant executes and delivers to Landlord a consent agreement in form and substance satisfactory to Landlord in its reasonable discretion, a fully executed counterpart of such assignment, sublease or occupancy agreement acceptable to Landlord, and a schedule of anticipated excess payments pursuant to SECTION 7.3. In the event that Landlord consents to any sublease under the provisions of this Article, any such sublease shall provide that: (i) the term of the sublease must end no later than one day before the last day of the Term of this Lease; (ii) no sublease shall be valid, and no assignee, sublessee or occupant shall take possession of all or any part of the Premises until a fully executed counterpart of such sublease has been delivered to Landlord; (iii) such sublease is subject and subordinate to this Lease and the provisions hereof; (iv) Landlord may enforce the provisions of the sublease, including without limitation, the collection of rents; and (v) in the event of termination of this Lease or reentry or repossession of the Premises by Landlord, Landlord may, at its sole discretion and option, take over all of the right, title and interest of Tenant, as sublessor under such sublease, and such sublessee shall, at Landlord's option, attorn to Landlord, but nevertheless Landlord shall not (A) be liable for any previous act or omission of Tenant under such sublease; (B) be subject to any defense or offset previously accrued in favor of the sublessee against Tenant; or (C) be bound by any previous modification of such sublease made without Landlord's written consent or by any previous prepayment of more than one month's rent.

         7.6 REASONABLENESS. Notwithstanding any other provision of this Lease to the contrary, if Landlord has not exercised its rights under SECTION 7.4, Landlord may not unreasonably withhold, condition or delay its consent to any assignment or sublease if (a) such assignee or subtenant agrees directly with Landlord, by written instrument in form satisfactory to Landlord in its reasonable discretion, to be bound by all obligations of Tenant under the Lease (with respect only to the subleased premises in the case of a sublease), including, without limitation, the covenant against further assignment and subletting, and (b) one of the following applies: (1) the assignee, at the time of such assignment, has a net worth, computed in accordance with generally accepted accounting principles consistently applied, at least equal to the greater of (i) the net worth of Tenant on the date hereof and (ii) the net worth of Tenant on the date of the proposed assignment, and proof of such net worth satisfactory to Landlord shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such assignment, or (2) a sublease or subleases total less than twenty-five percent (25%) of the Premises (in the aggregate at any time during the Term).

                                   ARTICLE 8
                    RESPONSIBILITY FOR REPAIRS AND CONDITION
                OF PREMISES; SERVICES TO BE FURNISHED BY LANDLORD

         8.1 LANDLORD REPAIRS. Except as otherwise provided in this Lease, Landlord agrees to keep in good order, condition and repair the Structure of the Building. As used herein the term "STRUCTURE" means the load bearing portions of the walls, columns, beams, footings, and structural beams of the roof, in each case necessary to preserve the load bearing capacity thereof, but specifically excluding the slab and/or foundation system of the Building from and after the installation of any Test Pits in the Building and specifically excluding all life safety, HVAC, plumbing, mechanical and electrical systems in the Building. Notwithstanding any provision herein to the contrary, Landlord shall in no event be responsible to Tenant for any (i) condition in the Premises, the Building or the Property caused by any act or neglect of Tenant or any of Tenant's Agents, invitees or independent contractors; or (ii) any maintenance or repairs required by reason of any Alterations, including without limitation the Test Pits, performed by or on behalf of Tenant.

         Landlord shall also, to the extent practicable (i) keep all Common Facilities reasonably free of snow, and (ii) keep and maintain all landscaped areas on the Property in a neat and orderly condition. As used herein, the term "COMMON FACILITIES" means the Land and the Structure, collectively. Landlord shall not be responsible to make any improvements or repairs to the Building other than as expressly in this SECTION 8.1 provided, unless expressly provided otherwise in this Lease.

         8.2      TENANT REPAIRS.

         (a) Tenant will keep the Premises and every part thereof neat and clean, and will maintain the same (including without limitation any HVAC equipment or systems located within the Premises, or located elsewhere on the Property to the extent such HVAC equipment or systems serve the Premises) in good order, condition and repair, excepting only those repairs for which Landlord is responsible under the terms of this Lease, reasonable wear and tear of the Premises, and damage by fire or other casualty or as a consequence of the exercise of the power of eminent domain; and Tenant shall surrender the Premises to Landlord, upon the expiration or earlier termination of the Term, in such condition. Without limitation, Tenant shall, at Tenant's expense, comply with, and cause the Premises to comply with, all laws, codes and ordinances from time to time in effect and all directions, rules and regulations of governmental agencies having jurisdiction, and the standards recommended by the local Board of Fire Underwriters applicable to Tenant's use and occupancy of the Premises, and shall, at Tenant's expense, timely obtain all permits, licenses and the like required thereby. Subject to SECTION 11.6 regarding waiver of subrogation, Tenant shall be responsible for the cost of repairs and replacements which may be made necessary by reason of damage to the Building caused by any act or neglect of Tenant, or its Agents, invitees or independent contractors (including any damage by fire or other casualty arising therefrom).

         (b) If Tenant is required to repair, replace or maintain any portion of the Building pursuant to the provisions of this Lease, and Tenant fails to commence to perform such act, upon not less than ten (10) days' prior written notice, or fails to complete such act so commenced within thirty (30) days (except that no notice shall be required in the event of an emergency), Landlord may perform such act (but shall not be required to do so), and the provisions of
SECTION 15.4 ("REMEDYING DEFAULTS") shall be applicable to the costs thereof. Landlord shall not be responsible to Tenant for any loss or damage whatsoever that may accrue to Tenant's stock or business by reason of Landlord's performing such acts.

         8.3      FLOOR LOAD - HEAVY MACHINERY.

         (a) Tenant shall not place a load upon any floor in the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord's prior consent, which consent may include a requirement to provide insurance, naming Landlord as an insured, in such amounts as Landlord may deem reasonable.

         (b) If any such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do such work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant, and Tenant will exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

         8.4 UTILITIES. Electrical service and natural gas service to the Premises, which Tenant is responsible for arranging, is separately metered and Tenant shall be pay all charges therefor directly to the utility provider. Landlord shall permit Landlord's existing wires, risers, conduits and other electrical equipment of Landlord to be used to supply electricity to Tenant at the Premises.

         8.5 ACCESS. Tenant shall have access to the Premises at all times, subject to security precautions from time to time in effect (but Landlord shall not be obligated to provide security for the Building or the Property) and subject always to restrictions based on emergency conditions. If and to the extent that Tenant desires to provide security for the Premises or for such persons or their property, Tenant shall be responsible at its own expense for so doing, after having first consulted with Landlord and after obtaining Landlord's consent, which shall not be unreasonably withheld. Landlord expressly disclaims any and all responsibility and/or liability for the physical safety of Tenant's property, and for that of Tenant's Agents, invitees and independent contractors, and, without in any way limiting the operation of ARTICLE 11 hereof, Tenant, for itself and its Agents, hereby expressly waives any claim, action, cause of action or other right which may accrue or arise as a result of any damage or injury to the person or property of Tenant or any such Agent. Tenant agrees that, as between Landlord and Tenant, it is Tenant's responsibility to advise Tenant's Agents, invitees and independent contractors as to necessary and appropriate safety precautions.

         8.6 INTERRUPTION. Landlord reserves the right to interrupt and/or stop the supply and/or flow of water, sewage, electrical current, cleaning, and other services, and to curtail, suspend, interrupt and/or stop use of entrances serving as access to the Building, or other portions of the Property, without thereby incurring any liability to Tenant, when necessary or advisable, in Landlord's judgment, by reason of accident or emergency, or for repairs, alterations, replacements or improvements, provided however, that Landlord shall take reasonable steps to minimize interference caused thereby with Tenant's use of the Premises to the extent practicable under the circumstances. No diminution or abatement of Basic Rent or

Additional Rent (other than as provided in the immediately following sentence), nor any direct, indirect or consequential damages shall be claimed by Tenant as a result of, nor shall this Lease or any of the obligations of Tenant hereunder be affected or reduced by reason of, any such interruption, curtailment, suspension or stoppage of the foregoing services or use, irrespective of the cause thereof. Notwithstanding the foregoing, if the Premises are rendered Untenantable (as defined below) for more than twenty (20) consecutive days the obligation of the Tenant to pay Basic Rent hereunder shall be abated in proportion to the portion of the Premises so rendered untenantable until the date immediately following the day on which such Untenantability is cured.

         For all purposes of this Lease, Untenantability shall mean that, for at least five (5) consecutive days, Tenant, due to Landlord's interruption of services to the Premises as provided above, shall not be reasonably able to use and occupy or to have access to the Premises, or a portion of the Premises, as the case may be, for the normal conduct of Tenant's business operations without extraordinary and unreasonable measures being required to be taken by Tenant in order to do so and Tenant does not use or occupy the same during said period.

                                   ARTICLE 9
                                REAL ESTATE TAXES

         9.1      PAYMENTS ON ACCOUNT OF REAL ESTATE TAXES.

         (a) "TAX YEAR" shall mean a twelve (12) month period commencing on July 1 and falling wholly or partially within the Term, and "TAXES" shall mean (i) all taxes, assessments (special or otherwise), levies, fees and all other government levies, exactions and charges of every kind and nature, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time prior to or during the Term, imposed or levied upon or assessed against the Property or any portion thereof (and levied upon or assessed with respect to the Park and any portion thereof), or against any Basic Rent, Additional Rent or other rent of any kind or nature payable to Landlord by anyone on account of the ownership, leasing or operation of the Property and any portion thereof (and the Park and any portion thereof), or which arise on account of or in respect of the ownership, development, leasing, operation or use of the Property or any portion thereof (and the Park and any portion thereof); (ii) all gross receipts taxes or similar taxes imposed or levied upon, assessed against or measured by any Basic Rent, Additional Rent or other rent of any kind or nature or other sum payable to Landlord by anyone on account of the ownership, development, leasing, operation, or use of the Property or any portion thereof (and the Park and any portion thereof); (iii) all value added, use and similar taxes at any time levied, assessed or payable on account of the ownership, development, leasing, operation, or use of the Property or any portion thereof (and the Park and any portion thereof); and (iv) reasonable expenses of any proceeding for abatement of any of the foregoing items included in Taxes; but the amount of special taxes or special assessments included in Taxes shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such Taxes are being determined. There shall be excluded from Taxes all income, estate, succession, franchise, inheritance and transfer taxes of Landlord; provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that a capital levy, franchise, income, profits, sales, rental, use and occupancy, excise or other tax or charge shall in whole or in part be substituted for, or added to, such ad valorem tax and levied against, or be payable by, Landlord with respect to the Property or any portion thereof (and the Park and any portion thereof), such tax or charge shall be included in the term "TAXES" for the purposes of this Article.

         (b) Tenant shall pay to Landlord, as Additional Rent, Tenant's Proportionate Share of Taxes, such amount to be apportioned for any portion of a Tax Year in which the Term Commencement Date falls or the Term expires.

         (c) Estimated payments by Tenant on account of Taxes shall be made on the first day of each and every calendar month during the Term of this Lease, in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the time real estate tax payments are due with a sum equal to Tenant's required payment, as reasonably estimated by Landlord from time to time, on account of Taxes for the then current Tax Year. Once annually, Landlord shall advise Tenant of the amount of the tax bills for the prior Tax Year and the computation of Tenant's payment on account thereof. If estimated payments theretofore made by Tenant for the Tax Year covered by such bills exceed the required payment on account thereof for such Tax Year, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant on account of Taxes (or promptly refund such overpayment if requested by Tenant or if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but if the required payments on account thereof for such Tax Year are greater than estimated payments theretofore made on account thereof for such Tax Year, Tenant shall pay the difference to Landlord as Additional Rent within thirty (30) days after being so advised by Landlord in writing, and the obligation to make such payment for any period within the Term shall survive expiration or earlier termination of the Term.

         9.2 ABATEMENT. If Landlord shall receive any tax refund or reimbursement of Taxes or sum in lieu thereof with respect to any Tax Year all or any portion of which falls within the Term, then out of any balance remaining thereof after deducting Landlord's expenses in obtaining such refund, Landlord shall pay to Tenant, provided there does not then exist a Default of Tenant, an amount equal to such refund or reimbursement or sum in lieu thereof (exclusive of any interest, and apportioned if such refund is for a Tax Year a portion of which falls outside the Term,) multiplied by Tenant's Proportionate Share; provided, that in no event shall Tenant be entitled to receive more than the payments made by Tenant on account of Taxes for such Tax Year pursuant to PARAGRAPH (B) of SECTION 9.1.

                                   ARTICLE 10
                         OPERATING AND UTILITY EXPENSES

         10.1     DEFINITIONS.

         (a) "OPERATING YEAR" shall mean each calendar year all or any part of which falls within the Term;

         (b) "OPERATING EXPENSES" shall mean the aggregate costs and expenses incurred by Landlord with respect to the operation, administration, cleaning, repair, replacement, maintenance and management of the Property, all as set forth in EXHIBIT D attached hereto, provided that if during any portion of the Operating Year for which Operating Expenses are being computed, less than all of the Building was occupied by tenants or Landlord was not supplying all tenants with the services being supplied under this Lease, actual Operating Expenses incurred shall be extrapolated reasonably by Landlord on an item by item basis to the estimated Operating Expenses that would have been incurred if the Building were fully occupied for such Operating Year and such services were being supplied to all tenants, and such extrapolated amount shall, for the purposes hereof, be deemed to be the Operating Expenses for such Operating Year.

         10.2     TENANT'S PAYMENT OF OPERATING EXPENSES.

         (a) Tenant shall pay to Landlord, as Additional Rent, an amount equal to (i) Operating Expenses multiplied by (ii) Tenant's Proportionate Share, such amount to be apportioned for any portion of an Operating Year in which the Term Commencement Date falls or the Term of this Lease ends.

         (b) Estimated payments by Tenant on account of Operating Expenses shall be made on the first day of each and every calendar month during the Term of this Lease, in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the end of each Operating Year a sum equal to Tenant's required payment, as reasonably estimated by Landlord from time to time during each Operating Year, on account of Operating Expenses for such Operating Year. After the end of each year, Landlord shall submit to Tenant a reasonably detailed accounting of Operating Expenses for the prior Operating Year, and Landlord shall certify to the accuracy thereof. If estimated payments theretofore made for such Operating Year by Tenant exceed Tenant's required payment on account thereof for such Operating Year according to such statement, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Operating Expenses (or promptly refund such overpayment if requested by Tenant or if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but if the required payments on account thereof for such Operating Year are greater than the estimated payments (if any) theretofore made on account thereof for such Operating Year, Tenant shall pay to Landlord, as Additional Rent, within thirty (30) days after being so advised by Landlord in writing, and the obligation to make such payment for any period within the Term shall survive the expiration or earlier termination of the Term.

         (c) UTILITY PAYMENTS. Tenant shall pay, directly to the proper authorities charged with collection thereof, all charges for utilities used and consumed in the Premises, including without limitation, charges for gas, electricity and telephone service; provided, however, that Landlord shall pay water and sewer charges for the Premises directly to the service provider and include such charges in Operating Expenses.

         10.3 TRIPLE NET LEASE. This Lease is a triple net lease and it is intended that, except where specifically provided herein, Tenant, and not Landlord, shall bear Tenant's Proportionate Share of all costs incurred in connection with the operation and maintenance of the Premises.

         10.4 TENANT'S AUDIT RIGHT. Tenant shall have the right to examine, copy and audit Landlord's books and records establishing Operating Expenses for any Operating Year for a period of one (1) year following the date that Tenant receives the statement of Operating Expenses for such Operating Year from Landlord. Tenant shall give Landlord not less than thirty (30) days' prior notice of its intention to examine and audit such books and records, and such examination and audit shall take place at such place within the continental United States as Landlord routinely maintains such books and records, unless Landlord elects to have such examination and audit take place in another location designated by Landlord in the city and state in which the Property is located. All costs of the examination and audit shall be borne by Tenant; provided, however, that if such examination and audit establishes that the actual Operating Expenses for the Operating Year in question are less than the amount set forth as the annual Operating Expenses on the annual statement delivered to Tenant by at least five percent (5%), then Landlord shall pay the reasonable costs of such examination and audit. If, pursuant to the audit, the payments made for such Operating Year by Tenant exceed Tenant's required payment on account thereof for such Operating Year, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Operating Expenses (or promptly refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but, if the payments made by Tenant for such Operating Year are less than Tenant's required payment as established by the examination and audit, Tenant shall pay the deficiency to Landlord within thirty (30) days after conclusion of the examination and audit, and the obligation to make such payment for any period within the Term shall survive expiration of the Term. Tenant shall be required to deliver to Landlord a copy of its contract with its auditor and a copy of all reports produced by its auditor, and Tenant shall not be permitted to engage an auditor which is paid on a contingency or percentage basis. If Tenant does not elect to exercise its right to examine and audit Landlord's books and records for any Operating Year within the time period provided for by this paragraph, Tenant shall have no further right to challenge Landlord's statement of Operating Expenses.

                                   ARTICLE 11
                    INDEMNITY AND PUBLIC LIABILITY INSURANCE

         11.1 TENANT'S INDEMNITY. Except to the extent arising from the gross negligence or willful misconduct of Landlord or Landlord's Agents, Tenant agrees to indemnify and save harmless Landlord and Landlord's Agents from and against all claims, losses, cost, damages, liabilities or expenses of whatever nature arising: (i) from any accident, injury or damage whatsoever to any person, or to the property of any person, occurring in or about the Premises;
(ii) from any accident, injury or damage whatsoever to any person, or to property of any person, occurring outside of the Premises but on or about the Property, where such accident, damage or injury results or is claimed to have resulted from any act or omission on the part of Tenant or Tenant's Agents, invitees or independent contractors; (iii) from the use or occupancy of the Premises or of any business conducted therein, and, in any case, occurring after the Term Commencement Date until the expiration or earlier termination of the Term of this Lease and thereafter so long as Tenant is in occupancy of all or any part of the Premises; or (iv) from any default or breach by Tenant or Tenant's Agents under the terms or covenants of this Lease. This indemnity and hold harmless agreement shall include indemnity against all losses, costs, damages, expenses and liabilities incurred in or in connection with any such claim or any proceeding brought thereon, and the defense thereof, including, without limitation, reasonable attorneys' fees and costs at both the trial and appellate levels. The provisions of this Section shall survive the expiration or earlier termination of the Lease, regardless of the cause of such expiration or earlier termination.

         11.2 TENANT PUBLIC LIABILITY INSURANCE. Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Term of this Lease, and thereafter so long as Tenant is in occupancy of all or any part of the Premises, a policy of commercial general liability and property damage insurance (including broad form contractual liability, independent contractor's hazard and completed operations coverage) under which Tenant is named as an insured and Landlord, Landlord's Managing Agent and such other persons as are in privity of estate with Landlord as may be set out in a notice to Tenant from time to time, are named as additional insureds, and under which the insurer agrees to indemnify and hold Landlord, Landlord's Managing Agent, and those in privity of estate with Landlord, harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages set forth in
SECTION 11.1. Tenant may satisfy such insurance requirements by including the Premises in a so-called "blanket" and/or "umbrella" insurance policy, provided that the amount of coverage allocated to the Premises shall fulfill the requirements set forth herein. Tenant's commercial general liability insurance policy shall be written on an "occurrence" basis, and shall be in at least the amounts of the Initial General Liability Insurance specified in SECTION 1.1 or such greater amounts as Landlord in its reasonable discretion shall from time to time request.

         11.3 TENANT CASUALTY INSURANCE. Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Term of this Lease, and thereafter so long as Tenant is in occupancy of all or any part of the Premises, "all-risk" property insurance on a "replacement cost" basis, insuring Tenant's Removable Property, the Initial Work and any Alterations made by Tenant pursuant to SECTION 6.2, to the extent that the same have not become the property of Landlord.

         11.4 GENERAL INSURANCE REQUIREMENTS. Each policy required hereunder shall be non-cancelable and non-amendable with respect to Landlord, Landlord's Managing Agent and Landlord's said designees without thirty (30) days' prior written notice to Landlord. With respect to all insurance which Tenant is required to carry hereunder, Tenant shall, prior to entering the Premises for any reason, deliver to Landlord a duplicate original policy or a certificate of insurance satisfactory to Landlord, together with a photocopy of the entire policy, with respect thereto.

         11.5 TENANT'S RISK. Tenant agrees to use and occupy the Premises, and to use such other portions of the Property as Tenant is herein given the right to use, at Tenant's own risk. Landlord shall not be liable to Tenant, or Tenant's Agents, contractors or invitees for any damage, injury, loss, compensation, or claim (including, but not limited to, claims for the interruption of or loss to Tenant's business) based on, arising out of or resulting from any cause whatsoever, including, but not limited to, repairs to any portion of the Premises or the Property, any fire, robbery, theft, mysterious disappearance and/or any other crime or casualty, the actions of any other tenants of the Building or of any other person or persons, or any leakage in any part or portion of the Premises or the Building, or from water, rain or snow that may leak into, or flow from any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Building, unless due to the gross negligence or willful misconduct of Landlord or Landlord's Agents. Any goods, property or personal effects stored or placed in or about the Premises shall be at the sole risk of Tenant, and neither Landlord nor Landlord's insurers shall in any manner be held responsible therefor. Notwithstanding the foregoing, Landlord shall not be released from liability for any injury, loss, damages or liability to the extent arising from any gross negligence or willful misconduct of Landlord or Landlord's Agents; provided, however, that in no event shall Landlord or Landlord's Agents have any liability to Tenant based on any loss with respect to or as a result of interruption in the operation of Tenant's business.

         11.6 WAIVER OF SUBROGATION. The parties hereto shall each procure an appropriate clause in, or endorsement to, any property insurance policy on the Premises or any personal property, fixtures or equipment located thereon or therein, pursuant to which the insurer waives subrogation or consents to a waiver of right of recovery in favor of either party and its respective Agents. Having obtained such clauses and/or endorsements, each party hereby agrees that it will not make any claim against or seek to recover from the other or its Agents for any loss or damage to its property or the property of others resulting from fire or other perils covered by such property insurance.

                                   ARTICLE 12
                           FIRE, EMINENT DOMAIN, ETC.

         12.1 LANDLORD'S RIGHT OF TERMINATION. If (a) the Premises or the Building are substantially damaged by fire or casualty (the term "substantially damaged" meaning damage of such a character that the same cannot, in the ordinary course, reasonably be expected to be repaired within sixty (60) days from the time that repair work would commence), or (b) part of the Building or the Property is taken by any exercise of the right of eminent domain, then Landlord shall have the right to terminate this Lease (even if Landlord's entire interest in the Premises may have been divested) by giving notice to Tenant of Landlord's election so to do within sixty (60) days after the occurrence of such casualty or the effective date of such taking, whereupon this Lease shall terminate on the earlier of (a) forty-five (45) days after the date of such notice or (b) the effective date of such taking with the same force and effect as if such date were the date originally established as the expiration date hereof.

         12.2 RESTORATION; TENANT'S RIGHT OF TERMINATION. If (a) the Premises or the Building are damaged by fire or other casualty, or (b) all or part of the Building is taken by right of eminent domain; and this Lease is not terminated pursuant to SECTION 12.1, Landlord shall thereafter use reasonable efforts to restore the Building and the Premises (excluding any Alterations made by Tenant pursuant to SECTION 6.2, including without limitation, the Test Pits, and Tenant's Removable Property) to proper condition for Tenant's use and occupation, provided that Landlord's obligation shall be limited to the amount of insurance and eminent domain proceeds available therefor. If, for any reason, such restoration shall not be substantially completed within six (6) months after the expiration of the sixty (60) day period referred to in SECTION 12.1 (which six (6) month period may be extended for such periods of time as Landlord is prevented from proceeding with or completing such restoration due to Force Majeure, but in no event for more than an additional three (3) months), Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty
(30) days after the expiration of such period (as so extended) provided that such restoration is not completed within such period. This Lease shall cease and come to an end without further liability or obligation on the part of either party thirty (30) days after such giving of notice by Tenant unless, within such thirty (30) day period, Landlord substantially completes such restoration. Such right of termination shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure so to complete such restoration, and time shall be of the essence with respect thereto.

         12.3 LANDLORD'S INSURANCE. Landlord agrees to maintain in full force and effect, during the Term of this Lease, property damage insurance with such deductibles and in such amounts as may from time to time be carried by reasonably prudent owners of similar buildings in the area in which the Property is located, provided that in no event shall Landlord be required to carry other than fire and extended coverage insurance or insurance in amounts greater than 80% of the actual insurable cash value of the Building (excluding footings and foundations). Landlord may satisfy such insurance requirements by including the Property in a so-called "blanket" insurance policy, provided that the amount of coverage allocated to the Property shall fulfill the foregoing requirements.

         12.4 ABATEMENT OF RENT. If the Premises or the Building are damaged by fire or other casualty, Basic Rent and Additional Rent payable by Tenant shall abate proportionately for the period during which, by reason of such damage, Tenant's use of the Premises (excluding the Test Pits) is prevented, having regard for the extent to which Tenant may be required to discontinue Tenant's use of all or an undamaged portion of the Premises due to such damage, but such abatement or reduction shall end if and when either (a) Landlord shall have substantially completed sufficient restoration that Tenant is able to use the Premises and the Premises are in substantially the condition it was in prior to such damage (excluding any Alterations made by Tenant pursuant to SECTION 6.2 and Tenant's Removable Property), or (b) Tenant shall have commenced occupancy and use of the Building. If the Premises shall be affected by any exercise of the power of eminent domain, Basic Rent and Operating Expenses payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant. In no event shall Landlord have any liability for damages to Tenant for inconvenience, annoyance, or interruption of business arising from any fire or other casualty or eminent domain.

         12.5 CONDEMNATION AWARD. Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Property and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of any taking, by exercise of the right of eminent domain, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request, and Tenant hereby irrevocably appoints Landlord its attorney-in-fact to execute and deliver in Tenant's name all such assignments and assurances. Nothing contained herein shall be construed to prevent Tenant from prosecuting in a separate condemnation proceeding a claim for the value of any of Tenant's Removable Property installed in the Premises by Tenant at Tenant's expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

                                   ARTICLE 13
                             HOLDING OVER; SURRENDER

         13.1 HOLDING OVER. Any holding over by Tenant after the expiration of the Term of this Lease shall be treated as a daily tenancy at sufferance at a rent equal to two (2) times the Basic Rent in effect immediately prior to such expiration plus the Additional Rent herein provided (prorated on a daily basis). Tenant shall also pay to Landlord all damages, direct and/or indirect, sustained by reason of any such holding over. In all other respects, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable.

         13.2 SURRENDER OF PREMISES. Upon the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises in neat and clean condition and in good order, condition and repair, together with all alterations, additions and improvements which may have been made or installed in, on or to the Premises prior to or during the Term of this Lease (except as hereinafter provided), excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility to repair or restore. Upon such expiration or earlier termination of the Term, Tenant shall remove from the Premises all of Tenant's Removable Property and, to the extent specified by Landlord, all Alterations made by Tenant and all partitions wholly within the Premises unless installed initially by Landlord in preparing the Premises for Tenant's occupancy; and shall repair any damages to the Premises or the Building caused by such removal. Any Tenant's Removable Property which shall remain in the Building or on the Premises after the expiration or earlier termination of the Term of this Lease shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, at Tenant's sole cost and expense. Notwithstanding any provision herein to the contrary, upon the expiration or earlier termination of this Lease with respect to the Premises, or any portion thereof which includes the Test Pits, Tenant shall, at its sole cost and expense, promptly remove such Test Pits and restore such area to its condition on the date hereof, and Tenant's failure to do so shall be a Default hereunder and in such event Landlord, in addition to its other remedies hereunder, at law or in equity may apply as much of the Security Deposit as is required to effect such restoration.

                                   ARTICLE 14
                     RIGHTS OF MORTGAGEES; TRANSFER OF TITLE

         14.1 RIGHTS OF MORTGAGEES. This Lease shall be subject and subordinate to the lien and terms of any mortgage, deed of trust or ground lease or similar encumbrance (collectively, A "MORTGAGE", and the holder thereof from time to time the "HOLDER") from time to time encumbering the Premises, whether executed and delivered prior to or subsequent to the date of this Lease, unless the Holder shall elect otherwise provided that the Holder thereof enters into an agreement with Tenant in recordable form by the terms of which the Holder will agree, unless a Default of Tenant has occurred, (1) not to disturb the rights of Tenant under this Lease thereunder and (2) to accept Tenant as tenant of the Premises under the terms and conditions of this Lease in the event of acquisition of the Premises by such Holder through foreclosure proceedings or otherwise, which agreement shall also contain subordination and attornment provisions consistent with the provisions of this ARTICLE 14, it being agreed that such agreement shall be at the election of the Holder either (i) in a form with terms consistent with this ARTICLE 14 as reasonably agreed to by Tenant and such Holder or (ii) in the form attached hereto as EXHIBIT F. If this Lease is subordinate to any Mortgage and the Holder or any other party shall succeed to the interest of Landlord pursuant to the Mortgage (such Holder or other party, a "SUCCESSOR"), at the election of the Holder or Successor, Tenant shall attorn to the Holder or Successor and this Lease shall continue in full force and effect between the Holder or Successor and Tenant. Tenant agrees to execute such instruments of subordination or attornment in confirmation of the foregoing agreement as the Holder or Successor reasonably may request, and Tenant hereby appoints the Holder or Successor as Tenant's attorney-in-fact to execute such subordination or attornment agreement upon default of Tenant in complying with the Holder's or Successor's request.

         14.2     ASSIGNMENT OF RENTS AND TRANSFER OF TITLE.

         (a) With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the Holder of a Mortgage on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the Holder of such Mortgage shall never be treated as an assumption by such Holder of any of the obligations of Landlord hereunder unless such Holder shall, by notice sent to Tenant, specifically otherwise elect and, except as aforesaid, such Holder shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such Holder's Mortgage and the taking of possession of the Premises.

         (b) In no event shall the acquisition of Landlord's interest in the Property by a purchaser which, simultaneously therewith, leases Landlord's entire interest in the Property back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser. For all purposes, such seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor.

         (c) Except as provided in PARAGRAPH (B) of this Section, in the event of any transfer of title to the Property by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder from the date of transfer.

         14.3 NOTICE TO MORTGAGEE. After receiving notice from Landlord of any Holder of a Mortgage which includes the Premises, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such Holder (provided Tenant shall have been furnished with the name and address of such Holder), and the curing of any of Landlord's defaults by such Holder shall be treated as performance by Landlord.

                                   ARTICLE 15
                                DEFAULT; REMEDIES

         15.1     TENANT'S DEFAULT.

         (a) If at any time subsequent to the date of this Lease any one or more of the following events (each a "DEFAULT") shall happen:

                  (i) Tenant shall fail to pay the Basic Rent or Additional Rent hereunder when due and such failure shall continue for three (3) days after notice to Tenant from Landlord; or

                  (ii) Tenant shall neglect or fail to perform or observe any other material covenant herein contained on Tenant's part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly (and in any event within such thirty
         (30) day period) to remedy the same and to prosecute such remedy to completion with diligence and continuity (and in any event, within ninety (90) days after the notice described in this SUBPARAGRAPH (II)); or

                  (iii) Tenant's leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

                  (iv) Tenant shall make a general assignment for the benefit of creditors or shall be adjudicated insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors (other than the Bankruptcy Code, as hereinafter defined), or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

                  (v) An Event of Bankruptcy (as hereinafter defined) shall occur with respect to Tenant; or

                  (vi) A petition shall be filed against Tenant under any law (other than the Bankruptcy Code) seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any trustee, conservator, receiver or liquidator of Tenant or of all or any substantial part of its properties shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive); or

                  (vii) If: (X) Tenant shall fail to pay the Basic Rent or Additional Rent hereunder when due or shall fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed and Tenant shall cure any such failure within the applicable grace period set forth in clauses (i) or (ii) above; or (Y) a Default of Tenant of the kind set forth in clauses (i) or (ii) above shall occur and Landlord shall, in its sole discretion, permit Tenant to cure such Default of Tenant after the applicable grace period has expired; AND the same or a similar failure shall occur more than once within the next 365 days (whether or not such similar failure is cured within the applicable grace period).

then in any such case Landlord may terminate this Lease as hereinafter provided.

         (b) For purposes of CLAUSE (A)(V) above, an "EVENT OF BANKRUPTCY" means the filing of a voluntary petition by Tenant, or the entry of an order for relief against Tenant, under Chapter 7, 11, or 13 of the Bankruptcy Code, and the term "BANKRUPTCY CODE" means 11 U.S.C Section 101, ET SEQ. If an Event of Bankruptcy occurs, then the trustee of Tenant's bankruptcy estate or Tenant as debtor-in-possession may (subject to final approval of the court) assume this Lease, and may subsequently assign it, only if it does the following within ninety (90) days after the date of the filing of the voluntary petition, or the entry of the order for relief (or such additional time as a court of competent jurisdiction may grant, for cause, upon a motion made within the original sixty-day period):

                  (i) files a motion to assume the Lease with the appropriate court;

                  (ii) satisfies all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

                           (A) cures all Defaults of Tenant under this Lease or
                  provides Landlord with Adequate Assurance (as defined below) that it will (x) cure all monetary Defaults of Tenant hereunder within ten (10) days from the date of the assumption; and (y) cure all nonmonetary Defaults of Tenant hereunder within thirty (30) days from the date of the assumption;

                           (B) compensates Landlord and any other person or
                  entity, or provides Landlord with Adequate Assurance that within ten (10) days after the date of the assumption, it will compensate Landlord and such other person or entity, for any pecuniary loss that Landlord and such other person or entity incurred as a result of any Default of Tenant, the trustee, or the debtor-in-possession;

                           (C) provides Landlord with Adequate Assurance of
                  Future Performance (as defined below) of all of Tenant's obligations under this Lease; and

                           (D) delivers to Landlord a written statement that the
                  conditions herein have been satisfied.

         (c) For purposes only of the foregoing PARAGRAPH (B), and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, "ADEQUATE ASSURANCE" means at least meeting the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

                  (i) entering an order segregating sufficient cash to pay Landlord and any other person or entity under PARAGRAPH (B) above; and

                  (ii) granting to Landlord a valid first lien and security interest (in form acceptable to Landlord) in all property comprising the Tenant's "property of the estate," as that term is defined in
         Section 541 of the Bankruptcy Code, which lien and security interest secures the trustee's or debtor-in-possession's obligation to cure the monetary and nonmonetary defaults under the Lease within the periods set forth in PARAGRAPH (B) above.

         (d) For purposes only of PARAGRAPH (B) above, and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, "ADEQUATE ASSURANCE OF FUTURE PERFORMANCE" means at least meeting the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

                  (i) the trustee or debtor-in-possession depositing with Landlord, as security for the timely payment of rent and other monetary obligations, an amount equal to the sum of two (2) months' Basic Rent plus an amount equal to two (2) months' installments on account of such other Additional Rent as may then be due and payable hereunder;

                  (ii) the trustee or the debtor-in-possession agreeing to pay in advance, on each day that the Basic Rent is payable, the monthly installments on account of Additional Rent;

                  (iii) the trustee or debtor-in-possession providing adequate assurance of the source of the rent and other consideration due under this Lease;

                  (iv) Tenant's bankruptcy estate and the trustee or debtor-in-possession providing Adequate Assurance that the bankruptcy estate (and any successor after the conclusion of the Tenant's bankruptcy proceedings) will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the bankruptcy estate (and any successor after the conclusion of the Tenant's bankruptcy proceedings) will have sufficient funds to fulfill Tenant's obligations hereunder.

         (e) If the trustee or the debtor-in-possession assumes the Lease under PARAGRAPH (B) above and applicable bankruptcy law, it may assign its interest in this Lease only if the proposed assignee first provides Landlord with Adequate Assurance of Future Performance of all of Tenant's obligations under the Lease, and if Landlord determines, in the exercise of its reasonable business judgment, that the assignment of this Lease will not breach any other lease, or any mortgage, financing agreement, or other agreement relating to the Property by which Landlord is then bound or to which the Property is then subject (and Landlord shall not be required to obtain consents or waivers from any third party required under any lease, mortgage, financing agreement, or other such agreement by which Landlord is then bound).

         (f) For purposes only of PARAGRAPH (E) above, and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, "ADEQUATE ASSURANCE OF FUTURE PERFORMANCE" means at least the satisfaction of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

                  (i) the proposed assignee submitting a current financial statement, audited by a certified public accountant, that allows a net worth and working capital in amounts determined in the reasonable business judgment of Landlord to be sufficient to assure the future performance by the assignee of Tenant's obligation under this Lease; and

                  (ii) if requested by Landlord in the exercise of its reasonable business judgment, the proposed assignee obtaining a guarantee (in form and substance satisfactory to Landlord) from one or more persons who satisfy Landlord's standards of creditworthiness.

         15.2     LANDLORD'S REMEDIES.

         (a) Upon the occurrence of a Default of Tenant, Landlord may terminate this Lease by notice to Tenant, specifying a date not less than five (5) days after the giving of such notice on which this Lease shall terminate and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Term of this Lease, and Tenant will then quit and surrender the Premises to Landlord in the condition required herein, but Tenant shall remain liable as hereinafter provided.

         (b) If this Lease shall have been terminated as provided in this ARTICLE, then Landlord may re-enter the Premises, either by summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same.

         (c) If this Lease shall have been terminated as provided in this Article, Tenant shall pay Rent hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Premises shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as liquidated current damages: (X) the Rent hereunder if such termination had not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting; and (Y) if this Lease provides that Tenant was entitled to occupy the Premises for any period of time without paying Basic Rent, the amount of Basic Rent that Tenant would have paid for any such period. Tenant shall pay the portion of such current damages referred to in clause (X) above to Landlord monthly on the days which the Basic Rent would have been payable hereunder if this Lease had not been terminated, and Tenant shall pay the portion of such current damages referred to in clause (Y) above to Landlord upon such termination.

         (d) At any time after termination of this Lease as provided in this Article, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, at Landlord's election Tenant shall pay to Landlord an amount equal to the excess, if any, of the Rent (including Taxes, Operating Expenses and other charges payable under this Lease) which would be payable hereunder from the date of such demand assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Taxes and Operating Expenses would be the same as the payments required for the immediately preceding Operating Year or Tax Year for what would be the then unexpired Term of this Lease if the same remained in effect, over the then fair net rental value of the Premises for the same period.

         (e) In case of any Default of Tenant, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may (i) relet the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to, less than, or in excess of the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers necessary or advisable to relet the same, and
(ii) make such alterations, repairs and decorations in the Premises as Landlord considers necessary or advisable for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

         15.3 ADDITIONAL RENT. As referred to in SECTION 15.1 and notwithstanding any other provision of this Lease to the contrary, if Tenant shall fail to pay when due Additional Rent, Landlord shall have the same rights and remedies as Landlord has hereunder for Tenant's failure to pay Basic Rent.

         15.4 REMEDYING DEFAULTS. Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums, together with interest thereon per annum at a rate equal to the greater of 15% or 3% over the prime rate in effect from time to time at Fleet National Bank (but in no event greater than the maximum lawful rate), as Additional Rent. Any payment of Basic Rent and Additional Rent payable hereunder not paid when due shall, at the option of Landlord, bear interest per annum at a rate equal to the greater of 15% or 3% over the prime rate in effect from time to time at Fleet National Bank (but in no event greater than the maximum lawful rate) from the due date thereof and shall be payable forthwith on demand by Landlord, as Additional Rent.

         15.5 REMEDIES CUMULATIVE. The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

         15.6 ATTORNEYS' FEES. Reasonable attorneys' fees and expenses incurred by or on behalf of Landlord in enforcing its rights hereunder or occasioned by any Default of Tenant shall be paid by Tenant.

         15.7     WAIVER.

         (a) Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of their respective rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of any subsequent similar act by the other.

         (b) No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord hereunder shall be treated otherwise than as a payment on account of the earliest installment of any payment due from Tenant hereunder. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

         15.8 SECURITY DEPOSIT. Tenant agrees that it shall deliver the Security Deposit specified in SECTION 1.1 hereof to Landlord simultaneously with Tenant's execution and delivery of this Lease, in the form of a "LETTER OF CREDIT" which, as used herein, shall mean an unconditional standby irrevocable commercial letter of credit that is: (i) in the amount of the Security Deposit, (ii) issued by a commercial bank or savings and loan institution reasonably acceptable to Landlord, (iii) binding for the Term hereof, as the same may be extended, or renewable annually, and (iv) substantially in the form attached hereto as EXHIBIT G. In the event that the Letter of Credit, or substitute Letter of Credit, as the case may be, has an expiration date prior to that date which is three (3) months following the date on which the Term is set to expire and has not been renewed by Tenant and evidence thereof delivered to Landlord at least thirty (30) days prior to the expiration of said Letter of Credit or substitute Letter of Credit, Tenant shall substitute a new Letter of Credit, conforming with the requirements hereof, with an expiration date which is at least one (1) year after the date of the expiration date of the prior Letter of Credit. If Tenant fails to timely substitute a new Letter of Credit by such date, Landlord shall have the right to draw on the Letter of Credit currently in its possession and hold the cash proceeds thereof as the Security Deposit as set forth in this Lease. Landlord may draw upon the Letter of Credit at any time after any Default of Tenant whereupon the cash proceeds thereof shall constitute the Security Deposit hereunder.

         The Security Deposit shall be held, paid and applied by the Landlord as set forth in this Lease. Landlord shall hold the Security Deposit throughout the Term of this Lease as security for the performance by Tenant of all obligations on the part of Tenant hereunder. Landlord shall have the right from time to time, without prejudice to any other remedy Landlord may have on account thereof, to apply such Security Deposit, or any part thereof, to Landlord's damages arising from, or to cure, any Default of Tenant. If Landlord shall so apply any or all of such Security Deposit, Tenant shall immediately upon demand deposit with Landlord the amount so applied to be held as security hereunder. Landlord shall return the Security Deposit, or so much thereof as shall not have theretofore been applied in accordance with the terms of this Section, to Tenant upon the expiration or earlier termination of the Term of this Lease and surrender of possession of the Premises by Tenant to Landlord in the condition herein required (including without limitation, the removal and restoration of the Test Pits), provided that there is then existing no Default of Tenant (nor any circumstance which, with the passage of time or the giving of notice, or both, would constitute a Default of Tenant). While Landlord holds such Security Deposit, Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord's other funds. If Landlord conveys Landlord's interest under this Lease, the Security Deposit, or any part thereof not previously applied, shall be turned over by Landlord to Landlord's grantee, and, if so turned over, Tenant agrees to look solely to such grantee for proper application of the Security Deposit in accordance with the terms of this Section, and the return thereof in accordance herewith, and, if not so turned over, Landlord shall remain responsible to Tenant therefor.

         The Holder of a Mortgage shall not be responsible to Tenant for the return or application of any such Security Deposit, whether or not it succeeds to the position of Landlord hereunder, unless such Security Deposit shall have been received in hand by such Holder.

         Notwithstanding any provision herein to the contrary, so long as (i) Tenant is not in Default hereunder, and (ii) this Lease is still in force and effect, then the Security Deposit shall promptly be reduced as set forth below, and Tenant may thereafter deliver to Landlord a substitute Letter of Credit, conforming to the requirements hereof, in the sum of such reduced amount. Upon Tenant complying with the conditions set forth above, the Security Deposit shall be reduced in accordance with the following schedule:


                  DATE                               SECURITY DEPOSIT REDUCED TO
                  ----                               ---------------------------
                  1st Anniversary of
                  Term Commencement Date             $400,454.00

                  2nd Anniversary of
                  Term Commencement Date             $355,232.00

                  3rd Anniversary of
                  Term Commencement Date             $310,011.00

                  4th Anniversary of
                  Term Commencement Date             $264,789.00



                  5th Anniversary of
                  Term Commencement Date             $219,568.00

                  6th Anniversary of
                  Term Commencement Date             $174,346.00


         and upon each such reduction, Tenant may deliver to Landlord a substitute Letter of Credit, conforming to the requirements hereof, in the sum of the reduced Security Deposit amount, whereupon Landlord shall surrender to Tenant the Letter of Credit being so replaced; provided, however, that in no event shall the Security Deposit hereunder ever be less than $174,346.00. Upon Landlord's receipt of a substitute Letter of Credit in compliance with this Section, Landlord agrees not to draw upon the Letter of Credit being so replaced. Notwithstanding the foregoing, Tenant acknowledges that upon the occurrence of any Tenant Default hereunder, Tenant shall not be entitled to any further reduction in the amount of the Security Deposit, and Tenant's Security Deposit obligation shall not be reduced below its then current level.

         15.9 LANDLORD'S DEFAULT. Landlord shall in no event be in default under this Lease unless Landlord shall neglect or fail to perform any of its obligations hereunder and shall fail to remedy the same within thirty (30) days after notice to Landlord specifying such neglect or failure, or if such failure is of such a nature that Landlord cannot reasonably remedy the same within such thirty (30) day period, Landlord shall fail to commence promptly (and in any event within such thirty (30) day period) to remedy the same and to prosecute such remedy to completion with diligence and continuity.

         15.10 INDEPENDENT COVENANT. Tenant acknowledges that its covenant to pay Basic Rent and Additional Rent hereunder is independent of Landlord's obligation to act or refrain from acting hereunder, and that in the event that Tenant shall have a claim against Landlord, Tenant shall not have the right to deduct the amount allegedly owed to Tenant from any Basic Rent or Additional Rent due hereunder, it being understood that Tenant's sole remedy for recovering upon such claim shall be to bring an independent legal action against Landlord.

                                   ARTICLE 16
                            MISCELLANEOUS PROVISIONS

         16.1 RIGHTS OF ACCESS. Landlord and Landlord's Managing Agent shall have the right to enter the Premises at all reasonable hours upon at least twenty-four (24) hour's notice to Tenant, except in case of emergency when no notice shall be required, for the purpose of inspecting the Premises, doing maintenance or making repairs or otherwise exercising its rights or fulfilling its obligations under this Lease, and Landlord and Landlord's Managing Agent also shall have the right to make access available at all reasonable hours to prospective or existing (i) mortgagees, (ii) purchasers, or (iii) during the last fifteen (15) months of the Term, tenants of any part of the Property. During any such entry into the Premises, Landlord shall take reasonable steps to minimize interference with the conduct of Tenant's business.

         16.2 COVENANT OF QUIET ENJOYMENT. Subject to the terms and conditions of this Lease, on payment of the Rent and observing, keeping and performing all of the other terms and conditions of this Lease on Tenant's part to be observed, kept and performed, Tenant shall lawfully, peaceably and quietly enjoy the Premises during the Term hereof, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant. The foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

         16.3     LANDLORD'S LIABILITY.

         (a) Tenant agrees to look solely to Landlord's equity interest in the Property at the time of recovery for recovery of any judgment against Landlord, and agrees that neither Landlord nor any successor of Landlord shall be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or any successor of Landlord, or to take any action not involving the personal liability of Landlord or any successor of Landlord to respond in monetary damages from Landlord's assets other than Landlord's equity interest in the Property.

         (b) In no event shall Landlord ever be liable to Tenant for any loss of business or any other indirect or consequential damages suffered by Tenant from whatever cause.

         (c) Where provision is made in this Lease for Landlord's consent, and Tenant shall request such consent, and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant's sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent. Furthermore, whenever Tenant requests Landlord's consent or approval (whether or not provided for herein), Tenant shall pay to Landlord, on demand, as Additional Rent, any reasonable expenses incurred by Landlord (including without limitation reasonable attorneys' fees and costs, if any) in connection therewith.

         (d) Any maintenance, repairs or restoration required or permitted to be made by Landlord under this Lease may be made during normal business hours, and Landlord shall have no liability for damages to Tenant for inconvenience, annoyance or interruption of business arising therefrom, but Landlord shall take reasonable steps to minimize interference with Tenant's business in connection therewith.

         16.4 ESTOPPEL CERTIFICATE. Each party shall, at any time and from time to time, upon not less than ten (10) Business Days prior written notice by the other, execute, acknowledge and deliver an estoppel certificate containing such statements of fact as such other party reasonably requests.

         16.5 BROKERAGE. Tenant warrants and represents that Tenant has dealt with no broker in connection with the consummation of this Lease other than Broker and Nordblom Brokerage Company, Inc., and, in the event of any brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify Landlord against any such claim (except any claim by Broker it being understood that Landlord shall pay Broker's commission to the extent required by Landlord's agreement with Broker, and that Broker shall share any such commission with Nordblom Brokerage Company, Inc. as they shall agree).

         16.6 RULES AND REGULATIONS. Tenant shall abide by the Rules and Regulations from time to time established by Landlord, it being agreed that such Rules and Regulations will be established and applied by Landlord in a non-discriminatory fashion, such that all Rules and Regulations shall be generally applicable to other tenants of the Building of similar nature to the Tenant named herein. Landlord agrees to use reasonable efforts to insure that any such Rules and Regulations are uniformly enforced, but Landlord shall not be liable to Tenant for violation of the same by any other tenant or occupant of the Building, or persons having business with them. In the event that there shall be a conflict between such Rules and Regulations and the provisions of this Lease, the provisions of this Lease shall control. The Rules and Regulations currently in effect are set forth in EXHIBIT E.

         16.7 INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

         16.8 PROVISIONS BINDING, ETC. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant (except in the case of Tenant, ONLY such successors and assigns as may be permitted hereunder) and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and permitted assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. Any reference in this Lease to successors and assigns of Tenant shall not be construed to constitute a consent by Landlord to such assignment by Tenant.

         16.9 RECORDING. Tenant agrees not to record this Lease, but, if the Term of this Lease (including any extended term) is seven (7) years or longer, each party hereto agrees, on the request of the other, to execute a notice of lease in substantially the form attached hereto as EXHIBIT F, or such other form as may be mandated by the state and/or county in which the Property is located.

In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease. At Landlord's request, promptly upon expiration of or earlier termination of the Term, Tenant shall execute and deliver to Landlord a release of any document recorded in the real property records for the location of the Property evidencing this Lease, and Tenant hereby appoints Landlord Tenant's attorney-in-fact, coupled with an interest, to execute any such document if Tenant fails to respond to Landlord's request to do so within ten (10) days. The obligations of Tenant under this Section shall survive the expiration or any earlier termination of the Term.

         16.10 NOTICE. All notices or other communications required hereunder shall be in writing and shall be deemed duly given if delivered in person (with receipt therefor), if sent by reputable overnight delivery or courier service (e.g., Federal Express) providing for receipted delivery, or if sent by certified or registered mail, return receipt requested, postage prepaid, to the following address:

         (a) if to Landlord at Landlord's Address, to the attention of Karl W. Weller, Managing Director, with a copy to Michael F. Burke, Esq., Peabody & Arnold LLP, 50 Rowes Wharf, Boston, Massachusetts 02110-3342.

         (b) if to Tenant, at Tenant's Address, to the attention of Maureen Lister, Beacon Power, 6D Gill St., Woburn, MA 01801, and after the Term Commencement Date, at the Premises with a copy to Al Sokol, Esq., Edwards & Angell, LLP, 101 Federal Street, Boston, Massachusetts 02110.

         Receipt of notice or other communication shall be conclusively established by either (i) return of a return receipt indicating that the notice has been delivered; or (ii) return of the letter containing the notice with an indication from the courier or postal service that the addressee has refused to accept delivery of the notice. Either party may change its address for the giving of notices by notice to the other party given in accordance with this Section.

         16.11 WHEN LEASE BECOMES BINDING; ENTIRE AGREEMENT; MODIFICATION. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. This Lease is the entire agreement between Landlord and Tenant, and this Lease expressly supersedes any negotiations, considerations, representations and understandings and proposals or other written documents relating hereto. This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any Agent of Landlord shall alter, change or modify any of the provisions hereof.

         16.12 HEADINGS AND INTERPRETATION OF SECTIONS. The article, section and paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease. The provisions of this Lease shall be construed as a whole, according to their common meaning (except where a precise legal interpretation is clearly evidenced), and not for or against either party. Use in this Lease of the words "including," "such as," or words of similar import, when followed by any general term, statement or matter, shall not be construed to limit such term, statement or matter to the specified item(s), whether or not language of non-limitation, such as "without limitation" or "including, but not limited to," or words of similar import, are used with reference thereto, but rather shall be deemed to refer to all other terms or matters that could fall within a reasonably broad scope of such term, statement or matter.

         16.13 DISPUTE RESOLUTION. In the event of a dispute between Landlord and Tenant pursuant to this Lease (other than a dispute relating to the payment of Rent) the parties agree that prior to pursuing other available remedies (excluding giving notices of default), they will attempt to directly negotiate resolution of their dispute. If negotiation is unsuccessful, then they agree to participate in at least three (3) hours of mediation to be facilitated by a mediator mutually acceptable to them under the mediation procedures set by the mediator. The mediation session shall be conducted within thirty (30) days of the date on which the mediator receives the request to mediate. The costs of such mediation shall be shared equally by the parties.

         16.14 FINANCIAL STATEMENTS. Tenant shall, without charge therefor, at any time, within ten (10) days following a request by Landlord, deliver to Landlord, or to any other party designated by Landlord, a true and accurate copy of Tenant's most recent financial statements. All requests made by Tenant regarding subleases or assignments must be accompanied by the most recent financial statement of Tenant's prospective sublessee or prospective assignee.

         16.15 WAIVER OF JURY TRIAL. Landlord and Tenant hereby each waive trial by jury in any action, proceeding or counterclaim brought by either against the other, on or in respect of any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Premises.

         16.16 TIME IS OF THE ESSENCE. Time is of the essence of each provision of this Lease.

         16.17 MULTIPLE COUNTERPARTS. This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

         16.18 GOVERNING LAW. This Lease shall be governed by the laws of the state in which the Property is located.

         16.19    RIGHT OF FIRST OFFER.

         (a) Tenant shall have a right of first offer to lease any space which becomes available in the Building (the "FIRST OFFER SPACE"), subject to the rights of other tenants in the Building and subject to the right of Landlord to extend or renew any current lease (or enter into a new lease with the same tenant even if no extension or renewal rights are contained in said current lease). If Landlord decides to lease any part of the First Offer Space, and such First Offer Space is to become available for leasing, no other person having a prior right thereto, Landlord agrees to offer the First Offer Space to Tenant first before offering it to any other person. The First Offer Space is to be offered at such Rent as is reasonably determined by Landlord ( the "FIRST OFFER SPACE RENT"), but otherwise on the same terms and conditions as contained in this Lease (other than condition, which shall be "as is"), except that Tenant's Proportionate Share shall be adjusted proportionately to reflect the First Offer Space. The offer shall set forth Landlord's determination of the First Offer Space Rent and the anticipated delivery date. Tenant shall have three (3) days following receipt of Landlord's offer to accept or reject the offer, time being of the essence. If Tenant fails to notify Landlord of its decision within the three (3) day period, Tenant shall be deemed to have rejected the offer and Landlord shall be free thereafter to offer the First Offer Space to any person on such terms as may be agreed to with such third party.

         (b) If Tenant accepts the offer to add the First Offer Space to the Premises, then Tenant shall be fully responsible, at its sole cost and expense, to construct leasehold improvements therein and to demise the same.

         (c) The right of Tenant to exercise its right of first offer is further conditioned upon (i) no Event of Default existing either at the time of the exercise or at the time the First Offer Space is added to the Premises, and (ii) this Lease being in force and effect, and (iii) Tenant having continuously occupied the entire Premises from the Term Commencement Date through the date of its exercise of such option either at the time of the exercise or at the time the First Offer Space is added to the Premises.

         (d) If Tenant shall fail or decline to exercise its right of First Offer as to the First Offer Space, then this Right of First Offer shall lapse and this SECTION 16.19 shall be void of no further force and effect. Landlord shall thereafter have the right to lease the First Offer Space, or any portion thereof, to a third party on the same or any other terms and conditions.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, as of the date first set forth above.

                                  LANDLORD:

                                  BCIA NEW ENGLAND HOLDINGS LLC, a Delaware limited liability company

                                  By: BCIA NEW ENGLAND HOLDINGS
                                      MASTER LLC, a Delaware limited liability
                                      company, its Manager

                                       By: BCIA NEW ENGLAND HOLDINGS
                                           MANAGER LLC, a Delaware limited
                                           liability company, its Manager

                                            By: BCIA NEW ENGLAND
                                                HOLDINGS MANAGER CORP., a
                                                Delaware corporation, its
                                                Manager

                                                By:
                                                    ---------------------------
                                                    Name:
                                                    Title:

                             TENANT:

                             BEACON POWER CORPORATION

                             By:
                                -------------------------------------
                                 Name:
                                       ------------------------------
                                 Title:
                                       ------------------------------

                                   EXHIBIT A
                                PLAN OF PREMISES

                                   EXHIBIT B
                            LEGAL DESCRIPTION OF LAND

                                   EXHIBIT C
                          TERM COMMENCEMENT DATE LETTER

                                                    __________________, _______

[NAME OF CONTACT]
Beacon Power Corporation
[ADDRESS OF TENANT]

         RE:      234 BALLARDVALE STREET, WILMINGTON, MA

Dear [NAME OF CONTACT]:

         Reference is made to that certain Lease, dated as of _________________ between BCIA New England Holdings LLC, as Landlord and Beacon Power Corporation, as Tenant, with respect to Premises located in the above-referenced building. In accordance with SECTION 4.1 of the Lease, this is to confirm that the Term Commencement Date of the Lease occurred on _____________________, and that the Term of the Lease shall expire on ______________________.

         If the foregoing is in accordance with your understanding, kindly execute the enclosed duplicate of this letter, and return the same to us.

                                   Very truly yours,

                                   BCIA NEW ENGLAND HOLDINGS LLC, a Delaware limited liability company

                                   By:  BCIA NEW ENGLAND HOLDINGS MASTER LLC, a
                                        Delaware limited liability company, its
                                        Manager

                                        By:  BCIA NEW ENGLAND HOLDINGS MANAGER
                                             LLC, a Delaware limited liability
                                             company, its Manager

                                             By:  BCIA NEW ENGLAND HOLDINGS
                                                  MANAGER CORP., a Delaware
                                                  corporation, its Manager

                                                  By: __________________________
                                                      Name:
                                                      Title:

Accepted and Agreed:

BEACON POWER CORPORATION

By:___________________________
   Name: ___________________________
   Title:___________________________
   Date: ___________________________

                                   EXHIBIT D
                               OPERATING EXPENSES

Operating Expenses shall include the following, without limitation:

     1. All expenses incurred by Landlord or Landlord's Agents which shall be directly related to employment of personnel, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workmen's compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Landlord or Landlord's Agents pursuant to any collective bargaining agreement for the services of employees of Landlord or Landlord's Agents in connection with the operation, repair, maintenance, cleaning, management and protection of the Property, including, without limitation, day and night supervisors, manager, accountants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers and personnel engaged in supervision of any of the persons mentioned above; provided that, if any such employee is also employed on other property of Landlord, such compensation shall be suitably prorated among the Property and such other properties.

     2. The cost of services, utilities, materials and supplies furnished or used in the operation, repair, replacement, maintenance, cleaning, repaving, management and protection of the Property, or any portion thereof, including without limitation, fees paid relating to access roads, utilities, and other facilities of the Park, if applicable, and such matters as are required to comply with law.

     3. The cost of replacements for tools and other similar equipment used in the repair, maintenance, cleaning and protection of the Property, provided that, in the case of any such equipment used jointly on other property of Landlord, such costs shall be suitably prorated among the Property and such other properties.

     4. Where the Property is managed by Landlord or an affiliate of Landlord, an annual sum equal to the amounts customarily charged by management firms in the metropolitan Boston area for similar properties, whether or not actually paid, or where managed by other than Landlord or an affiliate thereof, the amounts paid for management, together with, in either case, amounts accrued for legal and other professional fees relating to the Property, but excluding such fees and commissions paid in connection with services rendered for securing or renewing leases and for matters not related to the normal administration and operation of the Property, provided however that for no Operating Year during the Term shall such management fee exceed a sum equal to five percent (5%) of all Basic Rent and Additional Rent due under this Lease for such Operating Year.

     5. Premiums for insurance against damage or loss to the Property from such hazards as Landlord shall determine, including, but not by way of limitation, insurance covering loss of rent attributable to any such hazards, and public liability insurance.

     6. If, during the Term of this Lease, Landlord shall make a capital expenditure, the total cost of which is not properly includible in Operating Expenses for the Operating Year in which it was made, there shall nevertheless be included in such Operating Expenses for the Operating Year in which it was made and in Operating Expenses for each succeeding Operating Year the annual charge-off of such capital expenditure. Annual charge-off shall be determined by dividing the original capital expenditure PLUS an interest factor, reasonably determined by Landlord, as being the interest rate then being charged for long-term mortgages by institutional lenders on like properties within the locality in which the Property is located, but in no event less than 12% per annum, by the number of years of useful life of the capital expenditure; and the useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of making such expenditure.

     7. Costs for electricity, water and sewer use charges, gas and other utilities supplied to the Property and not paid for directly by tenants.

     8. Betterment assessments, provided the same are apportioned equally over the longest period permitted by law, and to the extent, if any, not included in Taxes.

     9. Amounts paid to independent contractors for services, materials and supplies furnished for the operation, repair, maintenance, cleaning and protection of the Property.

         Notwithstanding anything to the contrary set forth in the Lease, Operating Expenses shall not include the following:

     1. Cost of permits, licenses and inspection fees incurred by Landlord to prepare, renovate, repaint, or redecorate any space leased to any existing tenant or prospective tenant, other than Tenant, of the Building;

     2. Advertising and promotional expenditures incurred to lease space to new tenants or retain existing tenants, other than Tenant;

     3. Legal fees and expenses incurred by Landlord to resolve disputes with tenants, other than Tenant;

     4. Cost of replacement of any items covered under warranty so long as such warranty is in effect and honored;

     5. Financing and refinancing costs in respect of any mortgage placed upon the Building, including points and commissions in connection therewith;

     6.   Interest or penalties for any late payments by Landlord;

     7. Compensation paid to any employee to the extent that the same is not fairly allocable to the work or service provided by such employee to the Building;

     8.   Rent or other charges payable under any ground or underlying lease;

     9. Costs of any item which are reimbursable to Landlord by other Tenants or third parties other than through operating costs pass-through provisions in the leases of other Tenants in the Building (if any); and

     10. An amount equal to all amounts received by Landlord through proceeds of insurance to the extent the proceeds are compensation for expenses which (i) previously were included in operating costs hereunder, (ii) are included in operating costs for the Operating Year in which the insurance proceeds are received or (iii) will be included as operating costs in a subsequent Operating Year.

                                   EXHIBIT E
                        RULES AND REGULATIONS OF BUILDING

     The following regulations are generally applicable:

     1. If the Building is occupied by more than one tenant, the public sidewalks, entrances, passages, courts, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant (except as necessary for deliveries) or used for any purpose other than ingress and egress to and from the Premises.

     2. No awnings, curtains, blinds, shades, screens or other projections shall be attached to or hung in, or used in connection with, any window in any outside wall of the Building.

     3. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor, if the Building is occupied by more than one tenant, displayed through interior windows into the atrium of the Building, nor placed in the halls, corridors or vestibules, provided that show cases or articles may be displayed through interior windows into the atrium of the Building (if any) with Landlord's prior written approval, such approval not to be unreasonably withheld or delayed so long as such display does not adverse affect the aesthetic integrity of the Building.

     4. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed, and no sweepings, rubbish, rags, acids or like substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant.

     5. Tenant shall not use the Premises or any part thereof or permit the Premises or any part thereof to be used as a public employment bureau or for the sale of property of any kind at auction, except in connection with Tenant's business.

     6. Tenant must, upon the termination of its tenancy, return to the Landlord all locks, cylinders and keys to offices and toilet rooms of the Premises.

     7. There shall not be used in any space in the Building, or in the public halls of the Building, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

     8. No bicycles, vehicles or animals of any kind shall be brought into or kept in the Premises.

     9. If the Building is occupied by more than one tenant, no tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or any neighboring building or premises or those having business with them whether by use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. No tenant shall throw anything out of the doors, windows or skylights or down the passageways.

     10. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

     11. No smoking shall be permitted in the Premises or the Building. Smoking shall only be permitted in smoking areas outside of the Building which have been designated by the Landlord.

     12. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and street address of the Building.

     13. The rules and regulations set forth in ATTACHMENT I to this Exhibit, which is by this reference made a part hereof, are applicable to any Alterations being undertaken by or for Tenant in the Premises pursuant to SECTION 6.2 of the Lease.

     14. Tenant shall comply with all rules and regulations of the Park, if applicable.

                            ATTACHMENT I TO EXHIBIT E
                  RULES AND REGULATIONS FOR TENANT ALTERATIONS

1.   GENERAL

     a. All Alterations made by Tenant in, to or about the Premises shall be made in accordance with the requirements of this Exhibit and by contractors or mechanics approved by Landlord.

     b. Tenant shall, prior to the commencement of any work, submit for Landlord's written approval, complete plans for the Alterations, with full details and specifications for all of the Alterations, in compliance with Section D below.

     c. Alterations must comply with the Building Code applicable to the Property and the requirements, rules and regulations and any other governmental agencies having jurisdiction.

     d. No work shall be permitted to commence before Tenant obtains and furnishes to Landlord copies of all necessary licenses and permits from all governmental authorities having jurisdiction.

     e. All demolition, removals or other categories of work that may inconvenience other tenants or disturb Building operations, must be scheduled and performed before or after normal business hours, and Tenant shall provide Landlord's Managing Agent with at least 24 hours' notice prior to proceeding with such work.

     f. All inquiries, submissions, approvals and all other matters shall be processed through Landlord's Managing Agent.

     g. All work, if performed by a contractor or subcontractor, shall be subject to reasonable supervision and inspection by Landlord's representative. Such supervision and inspection shall be at Tenant's sole expense and Tenant shall pay Landlord's reasonable charges for such supervision and inspection.

2.   PRIOR TO COMMENCEMENT OF WORK

     a. Tenant shall submit to the Building manager a request to perform the work. The request shall include the following enclosures:

          (1) A list of Tenant's contractors and/or subcontractors for Landlord's approval.

          (2) Four complete sets of plans and specifications properly stamped by a registered architect or professional engineer.

          (3)  A properly executed building permit application form.

          (4) Four executed copies of the Insurance Requirements Agreement in the form attached to this Exhibit as ATTACHMENT II and made a part hereof from Tenant's contractor and, if requested by Landlord, from the contractor's subcontractors.

          (5) Contractor's and subcontractor's insurance certificates, including an indemnity in accordance with the Insurance Requirements Agreement.

     b.   Landlord will return the following to Tenant:

          (1) A letter of approval or disapproval with specific comments as to the reasons therefor (such approval or comments shall not constitute a waiver of approval of governmental authorities).

          (2)  Two fully executed copies of the Insurance Requirements
               Agreement.

     c. Landlord's approval of the plans, drawings, specifications or other submissions in respect of any Alterations shall create no liability or responsibility on the part of Landlord for their completeness, design sufficiency or compliance with requirements of any applicable laws, rules or regulations of any governmental or quasi-governmental agency, board or authority.

     d. Tenant shall obtain a building permit from the Building Department and necessary permits from other governmental agencies. Tenant shall be responsible for keeping current all permits. Tenant shall submit copies of all approved plans and permits to Landlord and shall post the original permit on the Premises prior to the commencement of any work.

3.   REQUIREMENTS AND PROCEDURES

     a. All structural and floor loading requirements of Tenant shall be subject to the prior approval of Landlord's structural engineer at Tenant's sole cost and expense.

     b. All mechanical (HVAC, plumbing and sprinkler) and electrical requirements shall be subject to the approval of Landlord's mechanical and electrical engineers and all mechanical and electrical work shall be performed by contractors who are engaged by Landlord in constructing, operating or maintaining the Building. When necessary, Landlord will require engineering and shop drawings, which drawings must be approved by Landlord before work is started. Drawings are to be prepared by Tenant and all approvals shall be obtained by Tenant.

     c. If shutdown of risers and mains for electrical, life safety system, HVAC, sprinkler and plumbing work is required, such work shall be supervised by Landlord's representative. No work will be performed in Building mechanical equipment rooms without Landlord's approval and under Landlord's supervision.

     d.   Tenant's contractor shall:

          (1)  have a superintendent or foreman on the Premises at all times;

          (2) police the job at all times, continually keeping the Premises orderly;

          (3) protect the front and top of all peripheral HVAC units and thoroughly clean them at the completion of work;

          (4) block off supply and return grills, diffusers and ducts to keep dust from entering into the Building air conditioning system; and

          (5)  avoid the disturbance of other tenants.

     e. If Tenant's contractor is negligent in any of its responsibilities, Tenant shall be charged for corrective work.

     f. All equipment and installations must be equal to the standards generally in effect with respect to the remainder of the Building. Any deviation from such standards will be permitted only if indicated or specified on the plans and specifications and approved by Landlord.

     g. A properly executed air balancing report signed by a professional engineer shall be submitted to Landlord upon the completion of all HVAC work.

     h. Upon completion of the Alterations, Tenant shall submit to Landlord a permanent certificate of occupancy and final approval by the other governmental agencies having jurisdiction.

     i. Tenant shall submit to Landlord a final "as-built" set of drawings showing all items of the Alterations in full detail, in both hard copy and electronic form.

     j. Additional and differing provisions in the Lease, if any, will be applicable and will take precedence.

4.   STANDARDS FOR PLANS AND SPECIFICATIONS.

     Whenever Tenant shall be required by the terms of the Lease (including this Exhibit) to submit plans to Landlord in connection with any Alterations, such plans shall include at least the following:

     a. Floor plan indicating location of partitions and doors (details required of partition and door types).

     b. Location of standard electrical convenience outlets and telephone outlets.

     c. Location and details of special electrical outlets; E.G., photocopiers, etc.

     d. Reflected ceiling plan showing layout of standard ceiling and lighting fixtures. Partitions to be shown lightly with switches located indicating fixtures to be controlled.

     e. Locations and details of special ceiling conditions, lighting fixtures, speakers, etc.

     f. Location and specifications of floor covering, paint or paneling with paint colors referenced to standard color system.

     g. Finish schedule plan indicating wall covering, paint, or paneling with paint colors referenced to standard color system.

     h. Details and specifications of special millwork, glass partitions, rolling doors and grilles, blackboards, shelves, etc.

     i. Hardware schedule indicating door number keyed to plan, size, hardware required including butts, latchsets or locksets, closures, stops, and any special items such as thresholds, soundproofing, etc. Keying schedule is required.

     j. Verified dimensions of all built-in equipment (file cabinets, lockers, plan files, etc.)

     k.   Location and weights of storage files.

     l.   Location of any special soundproofing requirements.

     m. Location and details of special floor areas exceeding 50 pounds of live load per square foot.

     n. All structural, mechanical, plumbing and electrical drawings, to be prepared by the base building consulting engineers, necessary to complete the Premises in accordance with Tenant's Plans.

     o. All drawings to be uniform size (30" x 46") and shall incorporate the standard project electrical and plumbing symbols and be at a scale of 1/8" = 1' or larger.

     p. All drawings shall be stamped by an architect (or, where applicable, an engineer) licensed in the jurisdiction in which the Property is located and without limiting the foregoing, shall be sufficient in all respects for submission to applicable authorization in connection with a building permit application.

                           ATTACHMENT II TO EXHIBIT E
                       CONTRACTOR'S INSURANCE REQUIREMENTS

Building:

Landlord:  BCIA New England Holdings LLC

Tenant:

Premises:

The undersigned contractor or subcontractor ("CONTRACTOR") has been hired by the tenant named above (hereinafter called "TENANT") of the Building named above (or by Tenant's contractor) to perform certain work ("WORK") for Tenant in the Premises identified above. Contractor and Tenant have requested the landlord named above ("LANDLORD") to grant Contractor access to the Building and its facilities in connection with the performance of the Work, and Landlord agrees to grant such access to Contractor upon and subject to the following terms and conditions:

     1. Contractor agrees to indemnify and save harmless Landlord and Landlord's Agents and their respective affiliates, subsidiaries and partners, and each of them, from and with respect to any claims, demands, suits, liabilities, losses and expenses, including reasonable attorneys' fees, arising out of or in connection with the Work (and/or imposed by law upon any or all of them) because of personal injuries, bodily injury (including death at any time resulting therefrom) and loss of or damage to property, including consequential damages, whether such injuries to person or property are claimed to be due to negligence of the Contractor, Tenant, Landlord or any other party entitled to be indemnified as aforesaid except to the extent specifically prohibited by law (and any such prohibition shall not void this Agreement but shall be applied only to the minimum extent required by law).

     2. Contractor shall provide and maintain at its own expense, until completion of the Work, the following insurance:

          a. Workmen's Compensation and Employers, Liability Insurance covering each and every workman employed in, about or upon the Work, as provided for in each and every statute applicable to Workmen's Compensation and Employers' Liability Insurance.

          b. Comprehensive General Liability Insurance including coverages for Protective and Contractual Liability (to specifically include coverage for the indemnification clause of this Agreement) for not less than the following limits:

               Personal Injury:

               $3,000,000 per person
               $10,000,000 per occurrence

               Property Damage:
               $3,000,000 per occurrence
               $3,000,000 aggregate

          c. Comprehensive Automobile Liability Insurance (covering all owned, non-owned and/or hired motor vehicles to be used in connection with the
     Work) for not less than the following limits:

               Bodily Injury:
               $1,000,000 per person
               $1,000,000 per occurrence

               Property Damage:
               $1,000,000 per occurrence

     Contractor shall furnish a certificate from its insurance carrier or carriers to the Building office before commencing the Work, showing that it has complied with the above requirements regarding insurance and providing that the insurer will give Landlord ten (10) days' prior written notice of the cancellation of any of the foregoing policies.

3. Contractor shall require all of its subcontractors engaged in the Work to provide the following insurance:

         a. Comprehensive General Liability Insurance including Protective and Contractual Liability coverages with limits of liability at least equal to the limits stated in paragraph 2(b).

         b. Comprehensive Automobile Liability Insurance (covering all owned, non-owned and/or hired motor vehicles to be used in connection with the
     Work) with limits of liability at least equal to the limits stated in paragraph 2(c).

     Upon the request of Landlord, Contractor shall require all of its subcontractors engaged in the Work to execute an Insurance Requirements agreement in the same form as this Agreement.

     Agreed to and executed this day of _______________________, ____.

                                    Contractor:
                                               --------------------------------
                                    By:
                                       ----------------------------------------
                                    By:
                                       ----------------------------------------
                                    By:
                                       ----------------------------------------

                                   EXHIBIT F
                             FORM OF NOTICE OF LEASE

     Pursuant to Massachusetts General Laws, Chapter 183, Section 4 notice is hereby given of the following Lease:

Landlord:   BCIA New England Holdings LLC, a Delaware limited liability company, having a principal place of business at c/o Boston Capital
            Institutional Advisors LLC, One Boston Place, Boston, Massachusetts
            02108.

Tenant: Beacon Power Corporation, a Delaware corporation, having its principal office at _________________________________________.

Date of
Lease:      _________________, 2000.

Description
of
Leased
Premises:   Agreed to be 51,650 rentable square feet located in the building known as and numbered 234 Ballardvale Street, Wilmington, Massachusetts. For Landlord's title, see deed recorded with the Middlesex North Registry of Deeds in Book _____, Page _____.

Term of
Lease:      Seven (7) years

Extension
Option:     One (1) option to renew for a term of five (5) years


     This instrument is executed as notice of the aforesaid Lease and is not intended, nor shall it be deemed, to vary or govern the interpretation of the terms and conditions thereof.

          EXECUTED as a sealed instrument this _____ day of , 2000.

                                   LANDLORD:

                                   BCIA NEW ENGLAND HOLDINGS LLC, a Delaware limited liability company

                                   By:  BCIA NEW ENGLAND HOLDINGS MASTER LLC, a
                                        Delaware limited liability company, its
                                        Manager

                                        By:  BCIA NEW ENGLAND HOLDINGS MANAGER
                                             LLC, a Delaware limited liability
                                             company, its Manager

                                             By:  BCIA NEW ENGLAND HOLDINGS
                                                  MANAGER CORP., a Delaware
                                                  corporation, its Manager

                                                  By:   _______________________
                                                  Name: _______________________
                                                  Title:_______________________

                                   TENANT:

                                   BEACON POWER CORPORATION

                                   By: _ ____________________________
                                   Name:  ___________________________
                                   Title: ___________________________

STATE OF _______________________

COUNTY OF _____________________                               ___________, 2000

     Then personally appeared the above-named as Manager of BCIA New England Holdings Manager Corp., as Manager of BCIA New England Holdings Manager LLC, as Manager of BCIA New England Holdings Master LLC, as Manager of BCIA New England Holdings LLC, and acknowledged the foregoing to be his/her free act and deed in such capacity, and the free act and deed of such entities, before me

(SEAL)                                  ___________________________________
                                        Notary Public
                                        ___________________________________
                                        Print name of notary

                                        My Commission Expires:_____________


STATE OF _______________________

COUNTY OF _____________________                               ___________, 2000

     Then personally appeared the above-named __________________________________ as ____________ of Beacon Power Corporation, and acknowledged the foregoing to be his/her free act and deed in such capacity, and the free act and deed of such corporation, before me


(SEAL)                                  ___________________________________
                                        Notary Public
                                        ___________________________________
                                        Print name of notary

                                        My Commission Expires:_____________

                                   EXHIBIT G
                            FORM OF LETTER OF CREDIT



                                                       _________________ , ____

_______________________
_______________________
_______________________
_______________________


     Re:  Letter of Credit No.: _______________

Gentlemen:

     We hereby establish our Irrevocable and Transferable Letter of Credit in your favor by order and for the account of _______, for a sum not exceeding ________ Dollars United States Currency ($________) available by your sight draft on us accompanied by:

     A letter (the "Letter") purportedly signed by an officer of ___________ (together with its successors and assigns, the "Beneficiary") to the effect that, pursuant to the terms of the lease dated __________, the Beneficiary has the right to draw upon the Letter of Credit.

     Partial drawings are permitted under this Irrevocable Letter of Credit.

     Each draft drawn hereunder must be marked "Drawn under ________________________ Bank, Credit No. _________________, dated
___________________".


     We engage with you that a draft accompanied by the Letter shall be duly honored by us simultaneously upon the presentation thereof at our office at __________ at any time on or before the expiration of the Term of the Lease.

     This Letter of Credit is transferable solely on the condition that:

          The Beneficiary proposing to transfer furnishes to us a request for transfer in writing and the original of this Letter of Credit for appropriate endorsement. When transferred in accordance with these provisions, the draft and the accompanying Letter may be executed only by the transferee.

________________________________
_________________________, _____
Page 2

     This Letter of Credit is subject to Article 5 of the Massachusetts Uniform Commercial Code and where not inconsistent therewith to the Uniform Customs and Practices for Documentary Credits (1998 Revision), International Chamber of Commerce, Paris, France, Publication 590.

                                      Very truly yours,

                                      _________________________________ Bank

                                      By: ______________________________________
                                      Its ______________________________________

                                               Hereunto duly authorized

                                   EXHIBIT H
                  APPRAISERS' DETERMINATION OF FAIR MARKET RENT

     The term "APPRAISERS' DETERMINATION" refers to the following procedures and requirements:

For the purpose of fixing the Fair Market Rent for the Extension Term, Landlord and Tenant shall agree upon an appraiser who shall be a member of the M.A.I. or Counselor's of Real Estate (CRE) (or successor professional organizations) and shall have at least ten (10) years experience appraising rental values of similar property in the metropolitan Boston market area.

If Landlord and Tenant are not able to agree upon an appraiser by the date which is ten (10) days after an Impasse, as defined in SECTION 1.1 (the "APPRAISER SELECTION DEADLINE"), each of Landlord and Tenant shall, within ten (10) additional days, that is, by the date which is twenty (20) days after an Impasse, select an appraiser with the foregoing qualifications whereupon each of said appraisers shall, within five (5) days of their selection hereunder, select a third appraiser with the foregoing qualifications. The Fair Market Rent for the Extension Term shall thereafter be determined to be the amount equal to the average of the two appraisals which are closest in dollar amount to each other except that if all three appraisals are apart in equal amounts, then the appraisal which falls in the middle shall be the Fair Market Rent for the Extension Term. If either party fails to select an appraiser by the Appraiser Selection Deadline, then the appraiser selected by the other party, if selected by the Appraiser Selection Deadline, shall be the sole appraiser. Landlord and Tenant shall share equally the expense of any and all appraisers. The appraiser(s) shall be obligated to make a determination of Fair Market Rent within thirty (30) days of the appointment of either the single appraiser (if only one) and within thirty (30) days of the appointment of the third appraiser (if three are so appointed).

In determining the Fair Market Rent for the Extension Term, the appraisers shall consider, among other things, the then current arms length basic rent being charged to tenants for comparable buildings in the metropolitan Boston market area.

The appraisers shall not have the right to modify any provision of this Lease and shall only determine the Fair Market Rent which shall constitute the Basic Rent under this Lease for the Extension Term.

                                   EXHIBIT I
         FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

                         SUBORDINATION, NON-DISTURBANCE,
                            AND ATTORNMENT AGREEMENT

     THIS AGREEMENT is made and entered into as of the _____ day of ____________, _____ by and between THE CHASE MANHATTAN BANK, as Trustee under that certain Pooling and Servicing Agreement dated as of November 1, 1999 for Certificateholders of the Office Finance Corp Commercial Mortgage Pass-Through Certificates Series 1999-FL1 ("MORTGAGEE"), and __________________, a ____________ corporation ("LESSEE").

                                R E C I T A L S:

     A. Mortgagee has made a loan (the "LOAN") to BCIA New England Holdings LLC, a Delaware limited liability company ("BORROWER"), secured by the Borrower's interest in the real property known and numbered ____________________, and more particularly described in EXHIBIT A attached hereto and incorporated herein by reference (said real property and improvements being herein called the "PROJECT"), such Loan being secured by a Deed of Trust and Security Agreement dated __________ (the "MORTGAGE"), and recorded with the ____________ County Registry of Deeds in Book _____, Page _____, which Mortgage constitutes a lien or encumbrance on the Project; and

     B. Lessee is the holder of a leasehold estate in and to approximately __________ usable square feet of space at the Project (the "DEMISED PREMISES"), under that Lease Agreement (the "LEASE") dated _______ , _____, executed by Borrower, as Landlord (Borrower being sometimes hereinafter called "LESSOR"), and Lessee, as Tenant; and

     C. Lessee and Mortgagee desire to confirm their understandings with respect to the Lease and the Mortgage.

                               A G R E E M E N T:

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, Lessee and Mortgagee agree and covenant as follows:

          1. NON-DISTURBANCE. Mortgagee agrees that it will not disturb the possession of Lessee under the Lease upon any judicial or non-judicial foreclosure of the Mortgage or upon acquiring title to the Project by deed-in-lieu of foreclosure, or otherwise, if the Lease is in full force and effect and Lessee is not then in default under the Lease, and that Mortgagee will accept the attornment of Lessee thereafter so long as Lessee is not in default under the Lease.

          2. ATTORNMENT. If the interests of Lessor in and to the Demised Premises are owned by Mortgagee by reason of any deed-in-lieu of foreclosure, judicial foreclosure, sale pursuant to any power of sale or other proceedings brought by it or by any other manner, including, but not limited to, Mortgagee's exercise of its rights under any assignment of leases and rents, and Mortgagee succeeds to the interest of Lessor under the Lease, Lessee shall be bound to Mortgagee under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extension thereof duly exercised by Lessee with the same force and effect as if Mortgagee were the Lessor under the Lease; and Lessee does hereby attorn to Mortgagee, as its lessor, said attornment to be effective and self-operative, without the execution of any further instruments on the part of any of the parties hereto, immediately upon Mortgagee's succeeding to the interest of Lessor under the Lease; provided, however, that Lessee shall be under no obligation to pay rent to Mortgagee until Lessee receives written notice from Mortgagee that Mortgagee has succeeded to the interest of the Lessor under the Lease or otherwise has the right to receive such rents. The respective rights and obligations of Lessee and Mortgagee upon such attornment, to the extent of the then remaining balance of the term of the Lease, shall be and are the same as now set forth therein, it being the intention of the parties hereto for this purpose to incorporate the Lease in this Agreement by reference, with the same force and effect as if set forth in full herein.

          3. MORTGAGEE'S OBLIGATIONS. If Mortgagee shall succeed to the interest of Lessor under the Lease, Mortgagee, subject to the last sentence of this Paragraph 3, shall be bound to Lessee under all of the terms, covenants and conditions of the Lease; provided, however, that Mortgagee shall not be:

               (a) Liable for any act or omission of any prior lessor (including Lessor); or

               (b) Subject to the offsets or defenses which Lessee might have against any prior lessor (including Lessor); or

               (c) Bound by any rent or additional rent or advance rent which Lessee might have paid for more than the current month to any prior lessor (including Lessor), and all such rent shall remain due and owing, notwithstanding such advance payment; or

               (d) Bound by any security or advance rental deposit made by Lessee which is not delivered or paid over to Mortgagee and with respect to which Lessee shall look solely to Lessor for refund or reimbursement;

               (e) Bound by any termination, amendment or modification of the Lease made without its consent and written approval;

               (f) Liable under any warranty of construction contained in the Lease or any implied warranty of construction; or

               (g) Liable for the performance or completion of any construction obligations under the Lease or for any loan or contribution or rent concession towards construction of the Demised Premises pursuant to the Lease.

Neither THE CHASE MANHATTAN BANK, as Trustee under that certain Pooling and Servicing Agreement dated as of November 1, 1999 for Certificateholders of the Office Finance Corp Commercial Mortgage Pass-Through Certificates Series 1999-FL1, nor any other party who from time to time shall be included in the definition of Mortgagee hereunder, shall have any liability or responsibility under or pursuant to the terms of this Agreement after it ceases to own an interest in the Project. Nothing in this Agreement shall be construed to require Mortgagee to see to the application of the proceeds of the Loan, and Lessee's agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing the Loan. Lessee acknowledges that Mortgagee is obligated only to Borrower to make the Loan only upon the terms and subject to the conditions set forth in the Loan Agreement between Mortgagee and Borrower pertaining to the Loan. In no event shall Mortgagee or any purchaser of the Project at foreclosure sale or any grantee of the Project named in a deed-in-lieu of foreclosure, nor any heir, legal representative, successor, or assignee of Mortgagee or any such purchaser or grantee (collectively the Mortgagee, such purchaser, grantee, heir, legal representative, successor or assignee, the "Subsequent Landlord") have any personal liability for the obligations of Lessor under the Lease and should the Subsequent Landlord succeed to the interests of the Lessor under the Lease, Tenant shall look only to the estate and property of any such Subsequent Landlord in the Project for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by any Subsequent Landlord as landlord under the Lease, and no other property or assets of any Subsequent Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to the Lease; provided, however, that the Lessee may exercise any other right or remedy provided thereby or by law in the event of any failure by Lessor to perform any such material obligation.

          4. SUBORDINATION. The Lease and all rights of Lessee thereunder are subject and subordinate to the lien and the terms of the Mortgage and to any deeds of trust, mortgages, ground leases or other instruments of security which do now or may hereafter cover the Project or any interest of Lessor therein (collectively, the "Prior Encumbrances") and to any and all advances made on the security thereof and to any and all increases, renewals, modifications, consolidations, replacements and extensions of the Mortgage or of any of the Prior Encumbrances. This provision is acknowledged by Lessee to be self-operative and no further instrument shall be required to effect such subordination of the Lease. Lessee shall, however, upon demand at any time or times execute, acknowledge and deliver to Mortgagee any and all instruments and certificates that in Mortgagee's judgment may be necessary or proper to confirm or evidence such subordination. If Lessee shall fail or neglect to execute, acknowledge and deliver any such instrument or certificate, Mortgagee may, in addition to any other remedies Mortgagee may have, as agent and attorney-in-fact of Lessee, execute, acknowledge and deliver the same and Lessee hereby irrevocably appoints Mortgagee as Lessee's agent and attorney-in-fact for such purpose. However, notwithstanding the generality of the foregoing provisions of this paragraph, Lessee agrees that Mortgagee shall have the right at any time to subordinate the Mortgage, and any such other mortgagee or ground lessor shall have the right at any time to subordinate any such Prior Encumbrances, to the Lease on such terms and subject to such conditions as Mortgagee, or any such other mortgagee or ground lessor, may deem appropriate in its discretion.

          5. NEW LEASE. Upon the written request of either Mortgagee or Lessee to the other given at the time of any foreclosure, trustee's sale or conveyance in lieu thereof, the parties agree to execute a lease of the Demised Premises upon the same terms and conditions as the Lease between Lessor and Lessee, which lease shall cover any unexpired term of the Lease existing prior to such foreclosure, trustee's sale or conveyance in lieu of foreclosure.

          6. NOTICE. Lessee agrees to give written notice to Mortgagee of any default by Lessor or Borrower under the Lease not less than thirty (30) days prior to terminating the Lease or exercising any other right or remedy thereunder or provided by law. Lessee further agrees that it shall not terminate the Lease or exercise any such right or remedy provided such default is cured within such thirty (30) days; provided, however, that if such default cannot by its nature be cured within thirty (30) days, then Lessee shall not terminate the Lease or exercise any such right or remedy, provided the curing of such default is commenced within such thirty (30) days and is diligently prosecuted thereafter. Such notices shall be delivered by certified mail, return receipt requested to:

               GE Capital Loan Services, Inc.
               363 North Sam Houston Parkway East, Suite 1200
               Houston, Texas 77060
               Attention:  Pat McEntee

               and

               General Electric Capital Corporation
               Long Ridge Road
               Stamford, Connecticut 06927
               Attention:  Vice President, Securitizations

          7. MORTGAGEE. The term "Mortgagee" shall be deemed to include THE CHASE MANHATTAN BANK, as Trustee under that certain Pooling and Servicing Agreement dated as of November 1, 1999 for Certificateholders of the Office Finance Corp Commercial Mortgage Pass-Through Certificates Series 1999-FL1 and any of its successors and assigns, including anyone who shall have succeeded to Lessor's interest in and to the Lease and the Project by, through or under judicial foreclosure or sale under any power or other proceedings brought pursuant to the Mortgage, or deed in lieu of such foreclosure or proceedings, or otherwise.

          8. ESTOPPEL. Lessee hereby certifies, represents and warrants to Mortgagee that:

               (a) That the Lease is a valid lease and in full force and effect. That there is no existing default in any of the terms and conditions thereof and no event has occurred which, with the passing of time or giving of notice or both, would constitute an event of default;

               (b) That the Lease has not been amended, modified, supplemented, extended, renewed or assigned, and represents the entire agreement of the parties;

               (c) That, except as provided in the Lease, Lessee is entitled to no rent concessions or abatements;

               (d) That Lessee shall not pay rental under the Lease for more than one (1) month in advance. Lessee agrees that Lessee shall, upon written notice by Mortgagee, pay to Mortgagee, when due, all rental under the Lease;

               (e) That all obligations and conditions under the Lease to be performed to date have been satisfied, free of defenses and set-offs;

               (f) That Lessee has not received written notice of any claim, litigation or proceedings, pending or threatened, against or relating to Lessee, or with respect to the Demised Premises which would affect its performance under the Lease. Lessee has not received written notice of any violations of any federal, state, county or municipal statutes, laws, codes, ordinances, rules, regulations, orders, decrees or directives relating to the use or condition of the Demised Premises or Lessee's operations thereon.

          9. MODIFICATION AND SUCCESSORS. This Agreement may not be modified orally or in any manner other than by an agreement, in writing, signed by the parties hereto and their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns.

          10. COUNTERPARTS. This Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all parties hereto, notwithstanding that all parties are not signatories to the original or the same counterpart.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MORTGAGEE:                     THE CHASE MANHATTAN BANK, as Trustee under that
                               certain Pooling and Servicing Agreement dated as of November 1, 1999 for Certificateholders of the Office Finance Corp Commercial Mortgage
                               Pass-Through Certificates Series 1999-FL1

                               BY: GE CAPITAL LOAN SERVICES, INC., as Servicer
                                   pursuant to that certain Pooling and
                                   Servicing Agreement dated as of November 1,
                                   1999 for Certificateholders of the Office
                                   Finance Corp Commercial Mortgage Pass-Through Certificates Series 1999-FL1.

                                   By:  ______________________________
                                   Name:
                                   Title:

LESSEE:                            BEACON POWER CORPORATION

                                   By:  ______________________________
                                   Name:
                                   Title:

STATE OF ___________________

COUNTY OF __________________

     This instrument was acknowledged before me on this _________ day of ___________, ______________ by _________________________________, as
__________________________________ of GE CAPITAL LOAN SERVICES, INC., a Delaware
corporation, on behalf of said corporation.

                  (SEAL)                __________________________________
                                        Notary Public in and for
                                        the State of __________

                                        __________________________________
                                        Print name of notary

                                        My Commission Expires: ___________

STATE OF _________________

COUNTY OF __________________

     This instrument was acknowledged before me on this ___________ day of __________________, _____ by __________________________________________________,
as ______________________________________ of ________________________________, a
______________________, on behalf of said ________________________.


                  (SEAL)                __________________________________
                                        Notary Public in and for
                                        the State of __________

                                        __________________________________
                                        Print name of notary

                                        My Commission Expires: ___________